EXHIBIT 10.1
                         LOAN AND SECURITY AGREEMENT

                                 (DSN Plant)


                           Dated October 31, 1994


                                   between


                              DSN CORPORATION,

                                 as Borrower


                                     and


                  THE CIT GROUP/EQUIPMENT FINANCING, INC.,

                                  as Lender


                              TABLE OF CONTENTS

                                                                       Page

  ARTICLE 1       DEFINITIONS. . . . . . . . . . . . . . . . . . . . . .  1

  ARTICLE 2       THE LOAN . . . . . . . . . . . . . . . . . . . . . . . 10

       Section 2.1      The Loan . . . . . . . . . . . . . . . . . . . . 10
       Section 2.2      Disbursement Methods . . . . . . . . . . . . . . 11
       Section 2.3      Repayment of the Loan. . . . . . . . . . . . . . 15
       Section 2.4      Interest Charges . . . . . . . . . . . . . . . . 16
       Section 2.5      Late Charge Rate . . . . . . . . . . . . . . . . 17
       Section 2.6      Maximum Interest . . . . . . . . . . . . . . . . 17
       Section 2.7      Expenses . . . . . . . . . . . . . . . . . . . . 17
       Section 2.8      Prepayment . . . . . . . . . . . . . . . . . . . 18
       Section 2.9      Conditions of Lending. . . . . . . . . . . . . . 18
       Section 2.10     Place and Form of Payments . . . . . . . . . . . 23
       Section 2.11     Hold Back. . . . . . . . . . . . . . . . . . . . 23
       Section 2.12     Commitment Fee . . . . . . . . . . . . . . . . . 23

  ARTICLE 3       SECURITY FOR THE OBLIGATIONS . . . . . . . . . . . . . 23

       Section 3.1      Grant of Security Interest . . . . . . . . . . . 23
       Section 3.2      Continuing Obligation. . . . . . . . . . . . . . 24

  ARTICLE 4       ADMINISTRATION OF THE COLLATERAL . . . . . . . . . . . 25

       Section 4.1      The Equipment. . . . . . . . . . . . . . . . . . 25
       Section 4.2      No Lender Liability. . . . . . . . . . . . . . . 25
       Section 4.3      Use of Equipment; Identification . . . . . . . . 26

  ARTICLE 5       REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . 26

       Section 5.1      Organization and Qualification . . . . . . . . . 27
       Section 5.2      Concerning the Loan Documents. . . . . . . . . . 27
       Section 5.3      Guaranties . . . . . . . . . . . . . . . . . . . 27
       Section 5.4      Equipment. . . . . . . . . . . . . . . . . . . . 27
       Section 5.5      The DSN Plant. . . . . . . . . . . . . . . . . . 28
       Section 5.6      Title to the DSN Plant and Equipment;
                        Security Interest. . . . . . . . . . . . . . .   28
       Section 5.7      Financial Condition. . . . . . . . . . . . . . . 28
       Section 5.8      Litigation . . . . . . . . . . . . . . . . . . . 29
       Section 5.9      Disclosure . . . . . . . . . . . . . . . . . . . 29
       Section 5.10     Tax Returns and Payments . . . . . . . . . . . . 29
       Section 5.11     Compliance with Other Instruments. . . . . . . . 29
       Section 5.12     Pension Plans. . . . . . . . . . . . . . . . . . 30
       Section 5.13     Labor Relations. . . . . . . . . . . . . . . . . 30
       Section 5.14     Environmental Laws . . . . . . . . . . . . . . . 30
       Section 5.15     Trade Names. . . . . . . . . . . . . . . . . . . 31
       Section 5.16     Subsidiaries . . . . . . . . . . . . . . . . . . 31
       Section 5.17     Loans and Affiliate Payments . . . . . . . . . . 31
       Section 5.18     Permits, Licenses. . . . . . . . . . . . . . . . 31
       Section 5.19     Broker's or Transaction Fees . . . . . . . . . . 31
       Section 5.20     Taxpayer ID No. and Chief Executive Office . . . 32
       Section 5.21     No Default . . . . . . . . . . . . . . . . . . . 32

  ARTICLE 6       AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . 32

       Section 6.1      Financial and Other Information. . . . . . . . . 32
       Section 6.2      Access . . . . . . . . . . . . . . . . . . . . . 35
       Section 6.3      Taxes. . . . . . . . . . . . . . . . . . . . . . 35
       Section 6.4      Maintenance of Properties; Insurance . . . . . . 36
       Section 6.5      Business . . . . . . . . . . . . . . . . . . . . 37
       Section 6.6      Compliance . . . . . . . . . . . . . . . . . . . 37
       Section 6.7      Litigation . . . . . . . . . . . . . . . . . . . 37
       Section 6.8      Environmental Laws . . . . . . . . . . . . . . . 37
       Section 6.9      Notices. . . . . . . . . . . . . . . . . . . . . 38
       Section 6.10     Tangible Net Worth . . . . . . . . . . . . . . . 38
       Section 6.11     Change of Ownership. . . . . . . . . . . . . . . 38
       Section 6.12     Use of Proceeds. . . . . . . . . . . . . . . . . 38
       Section 6.13     Books. . . . . . . . . . . . . . . . . . . . . . 38

  ARTICLE 7       NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . 39

       Section 7.1      Corporate Structure. . . . . . . . . . . . . . . 39
       Section 7.2      Dividends, Distributions, Redemptions. . . . . . 39
       Section 7.3      Loans, Investments, Affiliate Payments,
                        Salaries . . . . . . . . . . . . . . . . . . .   39
       Section 7.4      Change in Business, Structure or Business
                        Location . . . . . . . . . . . . . . . . . . .   39
       Section 7.5      Guaranties . . . . . . . . . . . . . . . . . . . 39
       Section 7.6      Sale of Property . . . . . . . . . . . . . . . . 39
       Section 7.7      Prepayment . . . . . . . . . . . . . . . . . . . 40
       Section 7.8      Liens. . . . . . . . . . . . . . . . . . . . . . 40
       Section 7.9      Negative Pledge on Leases. . . . . . . . . . . . 40
       Section 7.10     Pension Plans. . . . . . . . . . . . . . . . . . 40
       Section 7.11     Borrower's Name. . . . . . . . . . . . . . . . . 40
       Section 7.12     Changes to DSN Plant Documents . . . . . . . . . 40
       Section 7.13     Other Debts. . . . . . . . . . . . . . . . . . . 40
       Section 7.14     Transactions with Affiliates . . . . . . . . . . 41

  ARTICLE 8       DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . 41

       Section 8.1      Events of Default. . . . . . . . . . . . . . . . 41
       Section 8.2      Rights Upon Default. . . . . . . . . . . . . . . 44

  ARTICLE 9       MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . 46

       Section 9.1      Survival . . . . . . . . . . . . . . . . . . . . 46
       Section 9.2      Waiver of Notices. . . . . . . . . . . . . . . . 46
       Section 9.3      Assignment . . . . . . . . . . . . . . . . . . . 46
       Section 9.4      Complete Agreement Modification. . . . . . . . . 46
       Section 9.5      Applicable Law . . . . . . . . . . . . . . . . . 47
       Section 9.6      Indemnification. . . . . . . . . . . . . . . . . 47
       Section 9.7      Stamp or other Tax . . . . . . . . . . . . . . . 48
       Section 9.8      Captions . . . . . . . . . . . . . . . . . . . . 48
       Section 9.9      Notices. . . . . . . . . . . . . . . . . . . . . 49
       Section 9.10     No Waiver, Lender Performance. . . . . . . . . . 49
       Section 9.11     Evidence of Obligations; Admissibility of
                        Lender's Books and Records . . . . . . . . . .   50
       Section 9.12     No Liability for Brokers . . . . . . . . . . . . 50
       Section 9.13     Further Assurances . . . . . . . . . . . . . . . 50
       Section 9.14     Counterparts.. . . . . . . . . . . . . . . . . . 50
       Section 9.15     Notice of Breach by Lender . . . . . . . . . . . 50
       Section 9.16     Time . . . . . . . . . . . . . . . . . . . . . . 50
       Section 9.17     Exhibits . . . . . . . . . . . . . . . . . . . . 50
       Section 9.18     Authorization to Date, Complete Blanks and
                        Correct Errors . . . . . . . . . . . . . . . .   51
       Section 9.19     No Oral Agreements; Entire Agreement . . . . . . 51
       Section 9.20     Venue and Jurisdiction . . . . . . . . . . . . . 51
       Section 9.21     Waiver of Trial by Jury. . . . . . . . . . . . . 52




  Exhibits

  A   -     Disclosure Statement

  B   -     Promissory Note

  C   -     Legal Description of DSN Plant Location

  D   -     Disbursement Schedule


                         LOAN AND SECURITY AGREEMENT
                                 (DSN Plant)


            This LOAN AND SECURITY AGREEMENT (the "Agreement"), dated October 31, 1994, is made and entered into by and between DSN CORPORATION, an Oklahoma corporation (the "Borrower"), and THE CIT GROUP/EQUIPMENT FINANCING, INC., a New York corporation (the "Lender").

            NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and of any loans or other credit facilities now or hereafter made to Borrower by Lender, the parties hereto covenant and agree as follows:


                                  ARTICLE 1
                                 DEFINITIONS

            The following capitalized terms have the following meanings when used in this Agreement:

            "Affiliate" means any of LSB, EDC, LSBC, Prime Financial Corp., Total Energy Systems, Ltd., Slurry Explosive Corporation, Universal Tech Corporation, LSB Holdings, Inc., and any other Person controlling or controlled by or under common control with LSB Industries, Inc. or any of their Subsidiaries, successors or assigns.

            "Assignment of Construction Contract, Plans and
  Specifications" means the Assignment of Construction Contract Plans and Specifications in form and substance satisfactory to the Lender, wherein the Lender is assigned the Construction Contract and the Plans and Specifications as security for the Obligations.

            "Bonding Company" means American Bonding Company, the company issuing payment and performance bond No. 9417875 in connection with the construction of the DSN Plant.

            "Business Day" means any day which is not a Saturday, Sunday or day on which banks in New York are required or permitted to close.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Collateral" means:  (i) all personal property referred to in
  Section 3.1; (ii) all real property interests of Borrower in the DSN Plant Location, the DSN Plant and the Ground Lease and the Ground Sublease; and
  (iii) all other property and interests in property, real or personal, now owned or leased or hereafter acquired or leased, which is hereafter pledged or assigned to Lender as collateral security for payment of any of the Obligations.

            "Consent to Encumbrance" means that certain Consent to Encumbrance of Leasehold Estate and Landlord's Waiver of even date herewith executed by Northwest Financial Corporation and Borrower in favor of Lender.

            "Construction Consultant" means Brown & Root, Inc., and any subsequent consultant, selected by Lender as Construction Consultant under
  Section 2.2(c) hereof.

            "Construction Contract" means, collectively, that certain correspondence dated November 22, 1993 and November 24, 1993, between EDC and Systems Contracting Corporation, which has been assigned to Borrower, together with all other correspondence with Systems Contracting Corporation and all other construction contracts and equipment purchase contracts related to the construction of the DSN Plant.

            "Construction Period" means the period commencing on the date hereof and ending on the first to occur of: (i) March 31, 1995 or (ii) the DSN Plant Completion Date.

            "Consulting Agreement" means the Consulting Agreement dated October 31, 1994 between EDC and DSN relating to the DSN Plant.

            "Contractor" means Systems Contracting Corporation and each other Person who has entered into a Construction Contract with, or which has been assigned to, Borrower.

            "Contractors' Consents" means, collectively, the Contractor's Consent and Certification executed by each Contractor in favor of Lender.

            "Default" means any Event of Default or event which, with notice or passage of time or both, would constitute an Event of Default.

            "Disbursement Schedule" means the disbursement schedule and budget annexed to this Agreement as Exhibit "D", in form and substance acceptable to Lender.

            "Disclosure Schedule" means the disclosure schedule annexed to this Agreement as Exhibit "A".

            "DSN Plant" means Borrower's direct strong nitric acid plant located at the DSN Plant Location.


            "DSN Plant Equipment Lease" means that lease dated to be effective as of the date hereof between Borrower as lessor and EDC as lessee with respect to the DSN Plant and including the Equipment relating thereto.

            "DSN Plant Completion Date" means the date on which Lender reasonably determines that all of the following have occurred:
  (a) Borrower and EDC shall have certified to Lender in writing that the DSN Plant has been fully constructed and completed in substantial accordance with the Plans and Specifications and is in operation, that the DSN Plant as completed complies with applicable zoning, building and land use laws, and that the DSN Plant Equipment Lease, the Ground Lease, the Ground Sublease and the Consulting Agreement are in full force and effect; (b) the Construction Consultant shall have confirmed to Lender that construction of the DSN Plant has been completed in substantial accordance with the Plans and Specifications, and that direct connection has been made to all pipelines, supply lines, and all water, gas, sewer, telephone and electrical facilities necessary for the operation and use of the DSN Plant,
  (c) a valid notice of completion has been filed for record in the Office of the County Recorder for the County in which the DSN Plant is located,
  (d) all inspections by any applicable governmental entities necessary to permit the start-up of the DSN Plant have been completed and all necessary certificates and approvals for occupation and operation of the DSN Plant have been obtained, and (e) the period for filing mechanics' and materialmen's liens has expired without any material liens having been filed or recorded or lien waivers have been obtained from contractors which performed more than $50,000 of work or provided more than $50,000 of materials, or, where applicable, Lender's Title Policy has fully insured against mechanics' or materialmen's liens.

            "DSN Plant Location" means the location of the DSN Plant at El Dorado, Union County, Arkansas, more particularly described in Exhibit "C."

            "EDC" means El Dorado Chemical Company, an Oklahoma corporation.

            "Environmental Laws" means all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidance, orders and consent decrees relating to hazardous substances, discharges, releases or disposals of pollutants, solid waste or hazardous materials, or any other environmental matters applicable to the Borrower's business, the DSN Plant or the DSN Plant Location. Such laws and regulations include the Resource Conservation and Recovery Act, 42 U.S.C. section 6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. section 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. section 2602 et seq., as amended; the Clean Water Act,
  33 U.S.C. section 466 et seq., as amended; the Clean Air Act, 42 U.S.C.
  section 7401 et seq., as amended; state and federal superlien and environmental cleanup programs; and U.S. Department of Transportation regulations. The terms "hazardous substance" and "release" shall have the meanings specified in the Federal Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, as the definition of such terms may be subsequently modified, supplemented or amended ("CERCLA") and the terms "solid waste" and "disposal" shall have the meanings specified in the Federal Resource Conservation and Recovery Act of 1976, as the definition of such terms may be subsequently modified, supplemented or amended ("RCRA"; provided, however, that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided, further, however, that to the extent a parcel of real property is situated in a state or other jurisdiction in which the applicable laws may establish a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

            "Equipment" means all now or hereafter acquired equipment (as that term is defined in the UCC) now or hereafter located at the DSN Plant or relating to the DSN Plant, including machinery, data processing hardware and software, furniture, fixtures, trade fixtures, leasehold improvements, office equipment, strong acid plant equipment, storage tanks, strong acid building structure, compressor building, refrigeration facilities, piping, valves, plant equipment, machinery, electronics, instrumentation, panels, control systems and other tangible personal property and all accessions, accretions, replacements and additions to Equipment, and all other component and auxiliary parts used or to be used in connection with or attached to any of the same, and all manuals, drawings, instructions, warranties and rights with respect thereto wherever any of the foregoing is located.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Event of Default" means any event so described in Section 8.1.

            "Fair Market Value" means the price that a knowledgeable buyer would be willing to pay a knowledgeable seller, neither being under any duress to buy or sell and both having reasonable knowledge of relevant facts, for the machinery and equipment in place and in operation, taking advantage of all leasehold and site improvements designed to facilitate its operation, with the seller accurately and completely representing the existing condition and operability of the machinery and equipment to the buyer. Consideration is given to each asset's contribution to the operating facility, or the contribution of all the assets as a whole, whichever appropriately addresses production capabilities of the plant. It is assumed that all specially designed and built machinery and equipment will continue to be utilized in the manner for which it was originally intended.

            "Financial Statement" means any financial statement given to the Lender pursuant to Section 6.1.

            "Fiscal Year" means, as to any Person, such Person's fiscal year for financial accounting purposes. The Borrower's current Fiscal Year ends on December 31, 1994.

            "Funding Date" means the date on which the initial advance is made.

            "GAAP" means, as of any date of determination, generally accepted accounting principles consistently applied during each interval and from interval to interval.

            "Ground Lease" means the lease agreement dated as of October 31, 1994 between the Borrower and Northwest Financial Corporation pursuant to which Northwest Financial Corporation granted Borrower the right to occupy the real property associated with the DSN Plant and to construct, use, occupy and sublease the DSN Plant at the DSN Plant Location.

            "Ground Sublease" means the sublease dated
  October 31, 1994 of the Ground Lease from DSN to EDC.

            "Guarantor" means any Person who has executed a Guaranty in favor of the Lender with respect to the Obligations, including LSB and LSBC.

            "Guaranty" means each continuing guaranty executed and delivered by LSB, LSBC and any other Guarantor in form and substance acceptable to Lender guarantying the Obligations.

            "Hazardous Substance" means any substance, material or waste (including petroleum and petroleum products) which is or becomes designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant," or which is or becomes similarly designated, classified or regulated, under any Environmental Laws.

            "Indebtedness" means, as to any Person, (a) all indebtedness of such Person for borrowed money, (b) that portion of the obligations of such Person under capital leases which is properly recorded as a liability on a balance sheet of that Person prepared in accordance with GAAP, (c) any obligation of such Person that is evidenced by a promissory note or other instrument representing an extension of credit to such Person, whether or not for borrowed money, or any obligation of such Person for the deferred purchase price of property or services (other than trade or other accounts payable in the ordinary course of business in accordance with terms customary to DSN or its Affiliates), (d) any obligation of such Person that is secured by a Lien on assets of such Person, whether or not that Person has assumed such obligation or whether or not such obligation is non-recourse to the credit of such Person, but only to the extent of the fair market value of the assets so subject to the Lien, (e) obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person and (f) obligations of such Person for unreimbursed draws under letters of credit issued for the account of such Person.

            "Late Charge Rate" shall mean a rate per annum equal to the higher of 3% over the applicable interest rate set forth in Section 2.4 or 18%, but not to exceed the highest rate permitted by applicable law.

            "Leasehold Mortgage" means the leasehold mortgage, in form and substance satisfactory to Lender, wherein Lender is granted a first priority Lien in Borrower's right, title and interest in the DSN Plant Location, the DSN Plant, the Ground Lease, and the Ground Sublease.

            "Libor Rate" means the rate of interest equal to the 30-day London Interbank Offered Rate. The Libor Rate shall be that which is reported and published in The Wall Street Journal for the 15th day of each month (if the 15th day is not a day for which The Wall Street Journal reports the Libor Rate, then on the first preceding day for which The Wall Street Journal reports the Libor Rate), and shall become effective as of the first day of the calendar month succeeding such determination and shall continue in effect to, and including, the last day of such calendar month. If The Wall Street Journal ceases to be published, or ceases to publish the Libor Rate, then the Libor Rate shall be that which is reported and published on the day specified above in any similar publicly available source designated by Lender.

            "Lien" means any mortgage, deed of trust, pledge, deed to secure debt, hypothecation, assignment, encumbrance, lien (statutory or other), security interest or other security agreement, including any conditional sale or other title retention agreement. "Lien" includes reservations, exceptions, easements, leases and other restrictions and encumbrances affecting real property. For purposes hereof a Person shall be deemed to own property acquired or held pursuant to a conditional sale or similar security arrangement.

            "Loan" shall have the meaning assigned in Section 2.1.

            "Loan Documents" means, collectively:

            a.    this Agreement
            b.    the Note
            c.    the DSN Plant Equipment Lease
            d.    the Assignment of the DSN Plant Equipment Lease
            e.    the acknowledgment and Consent to Assignment of the DSN
                  Plant Equipment Lease
            f.    sufficient UCC-1 Financing Statements for filing in
                  Arkansas and Oklahoma
            g.    the Leasehold Mortgage with Assignment to Leases and
                  Rents
            h     the Guaranty (LSB)
            i.    the Guaranty (LSBC)
            j.    the Consent to Encumbrance
            k.    Request for Advance
            l.    the Assignment of Construction Contract, Plans and
                  Specifications
            m.    the Tenant Subordination Agreement
            n.    the Contractors' Consents

  and any other opinions, resolutions, certificates, documents or agreements of any nature or type heretofore or hereafter executed or delivered by Borrower, Affiliates or Guarantors to Lender pursuant to this Agreement or any Loan Document in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated or extended.

            "LSB" means LSB Industries, Inc., a Delaware corporation.

            "LSBC" means LSB Chemical Corp., an Oklahoma corporation.

            "Mixed Acid Plant Loan" means that certain loan in the original principal amount of approximately $1,075,200 to be made by Lender to Borrower pursuant to the Mixed Acid Plant Loan Documents.

            "Mixed Acid Plant Loan Documents" means that certain Loan and Security Agreement (Mixed Acid Plant) which the parties intend to prepare and execute between Lender and Borrower, and all other "Loan Documents" described therein, relating to a loan by Lender to Borrower to finance the acquisition and construction of a mixed acid plant in North Carolina.

            "Note" means the promissory note which evidences the Loan, substantially in the form of Exhibit "B".

            "Obligations" means and includes the aggregate of the unpaid principal balance of the Loan and all accrued interest thereon, and all other loans, indebtedness, debts, liabilities, obligations, interest, fees, premiums, guarantees, amounts, indemnities, reimbursements, covenants and duties owing by the Borrower to the Lender under any one or more of the Loan Documents, of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising. "Obligations" include: (i) all interest, fees, charges or other costs and payments that the Borrower is required to pay to the Lender under or as a result of the Loan Documents or by law and
  (ii) all costs and expenses described in Section 2.7 or otherwise required to be paid by the Borrower to the Lender pursuant to any Loan Document.

            "Pension Plan" means any pension plan as defined in
  Section 3(2) of ERISA which is a multi employer plan or a single employer plan as defined in Section 4001 of ERISA and subject to Title IV of ERISA and which is: (i) a plan maintained by the Borrower, or any Subsidiary or any Related Company; (ii) a plan to which the Borrower, or any Subsidiary or any Related Company contributes or is required to contribute; (iii) a plan to which the Borrower, or any Subsidiary or any Related Company was required to make contributions at any time during the five calendar years preceding the date of this Agreement; or (iv) any other plan with respect to which the Borrower, or any Subsidiary or any Related Company has incurred or may incur liability, including contingent liability, under Title IV of ERISA, either to such plan or to the Pension Benefit Guaranty Corporation.

            "Permitted Liens" means: (i) Liens for taxes not yet payable or being contested in good faith and by appropriate proceedings diligently pursued, provided that the reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (ii) mechanics' and similar liens incurred in the ordinary course of business or in the construction of the DSN Plant, not to exceed, at any given time, an aggregate of $150,000.00, securing non-overdue obligations or for which an adequate bond has been posted; (iii) Liens in favor of the Lender;
  (iv) Liens described on the Disclosure Schedule as such Disclosure Schedule is in effect on the date hereof; and (v) all exceptions and Liens identified in the Title Policy.

            "Person" means any individual, trust, firm, partnership, corporation or any other form of public, private or governmental entity or authority.

            "Plans and Specifications" means those Plans and Specifications related to the construction of the DSN Plant, which Plans and Specifications must be acceptable to Lender.

            "Proceeds" means all products and proceeds (as defined in the UCC) of any Collateral, and all proceeds of any such proceeds, including all awards for taking by eminent domain, all proceeds of fire or other insurance and all proceeds obtained as a result of any legal action or proceeding with respect to any Collateral.

            "Rail Car Loan" means that certain loan in the original principal amount of approximately $1,169,800, made by Lender to Borrower pursuant to Rail Car Loan Documents.

            "Rail Car Loan Documents" means that certain Loan and Security Agreement (Rail Car) which the parties intend to prepare and execute between Lender and Borrower, and all other "Loan Documents" described therein, relating to a loan by Lender to Borrower to acquire ten new nitric acid rail cars.

            "Related Company" means any member of any controlled group of corporations (as defined in the Code) of which the Borrower is a party, or any trade or business (whether or not incorporated) which together with the Borrower would be treated as a single employer under Section 4001 of ERISA.

            "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA, including a reportable event described in
  Section 4043 of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, or a creation of operations described in Section 4062(e) of ERISA.

            "Request for Advance" means a certificate executed and delivered by Borrower in form acceptable to Lender which contains all of the information as described in Section 2.2(b) hereof.

            "Security Interest" collectively means the Liens created for the benefit of the Lender pursuant to the Loan Documents.

            "Subsidiary" means any present or future corporation of which more than 50% of the outstanding stock having by its terms the ordinary voting power to elect a majority of the board of directors, managers or trustees of such corporation is at the time, directly or indirectly through one or more intermediaries, owned or controlled by the Borrower and/or one or more of its Subsidiaries, irrespective of whether or not, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency. If at any time, and only for so long as, the Borrower has no Subsidiaries, provisions of this Agreement which refer to Subsidiaries shall be of no force and effect insofar a they pertain to Subsidiaries although they shall remain in full force and effect as to all other Persons in question.

            "Tenant Subordination Agreement" means that certain
  Subordination, Nondisturbance, Estoppel and Attornment Agreement dated October 31, 1994, executed by EDC and Borrower in favor of Lender.

            "Term Out Period" has the meaning assigned to such term in
  Section 2.3(b) of this Agreement.

            "Title Policy" means the policy of title insurance referred to in Section 2.9 hereof.

            "Treasury Rate" means the rate per annum equal to the yield to maturity for the U.S. Treasury Security having a remaining term to maturity closest to five (5) years as at (and shall be fixed as of) the close of business on the third Business Day prior to the first day of the Term Out Period, as such yield to maturity is reported on page 5 ("U.S. Treasury and Money Markets") of the information ordinarily provided by Telerate Systems Incorporated (provided that if Telerate Systems Incorporated ceases to report such information, then such information shall be taken from any publicly available source of similar data designated by Lender).

            "UCC" means the Uniform Commercial Code (or any successor statute) as from time to time in effect in any applicable jurisdiction.


                                  ARTICLE 2
                                  THE LOAN

            Section 2.1 The Loan. On the basis of the covenants, agreements and representations of Borrower contained herein and subject to the terms and conditions hereinafter set forth, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender a sum not to exceed the principal amount of TWELVE MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($12,750,000.00) (the "Loan"), the proceeds of which are to be disbursed by Lender exclusively for the payment of the following costs and expenses as hereinafter provided: (i) costs and expenses incurred in connection with the construction of the DSN Plant; (ii) other costs and expenses incidental to the DSN Plant; and (iii) costs and expenses incurred in connection with the Loan and Borrower's undertakings hereunder, which proceeds shall be disbursed in accordance with the Disbursement Schedule and as follows:

                  (a) Recordation Disbursements. Upon recordation of the Leasehold Mortgage, provided that the title insurer has issued or irrevocably committed in writing to issue to Lender the Title Policy, Lender shall disburse to the Persons entitled thereto the amounts (if acceptable to Lender) necessary to pay all or portions of: (i) out of pocket costs, charges, expenses and legal fees incurred by
      (A) Lender and payable by Borrower hereunder or (B) Borrower in connection with title charges and premiums, tax and lien service charges, recording fees, escrow fees, real property taxes and assessments, and insurance premiums payable in connection with the Loan; and (ii) other DSN Plant costs and expenses theretofore incurred by Borrower, all in accordance with the applicable provisions of the Disbursement Schedule.

                  (b) Course-of-Construction Disbursements. Subsequent to recordation of the Leasehold Mortgage and subject to the provisions of this Agreement, including without limitation the provisions contained in Section 2.2 hereof, Lender shall disburse to Borrower, or if reasonably deemed necessary by Lender, Lender shall disburse directly to such Persons as have actually supplied labor, materials or services in connection with or incidental to the construction of the DSN Plant, and subject to the applicable retention percentage set forth in the Construction Contract, such sums as are required to be used and which shall be used only for the payment of (i) the costs and expenses of any of Borrower's undertakings in this Agreement, the Note, the Leasehold Mortgage or any of the other Loan Documents, (ii) interest on borrowings under the Note, (iii) the costs and expenses of Lender which are payable by Borrower or reimbursable by Borrower as set forth herein, and
      (iv) the costs and expenses of the labor and materials used in constructing the DSN Plant and costs and expenses incidental thereto, with all disbursements under this Agreement to be made in accordance with the applicable provisions of the Disbursement Schedule.

            Section 2.2  Disbursement Methods.

                  (a) Notwithstanding any other terms of this Agreement, the disbursements under the Loan shall be capped at $5,000,000 until such time as LSB and certain of its subsidiaries shall have in full force and effect, a new $75,000,000 revolving credit facility with BankAmerica Business Credit or affiliate thereof on terms and conditions reasonably acceptable to Lender.

                  (b) Request for Advance. From time to time, but not more frequently than twice per month, Borrower shall furnish to Lender, separately with respect to each request for any disbursement of proceeds of the Loan, a Request for Advance duly signed and sworn to with all blanks appropriately filled in, setting forth such details concerning construction of the DSN Plant as Lender shall require, including (i) a detailed breakdown of the applicable percentages of completion and costs of the various phases of construction of the DSN Plant, showing the amounts expended to date for such construction and the amounts then due and unpaid, an itemized estimate of the amount necessary to complete construction of the DSN Plant in its entirety, and a certification by Borrower and Mr. Leo Hilinski or his designee that construction of the DSN Plant to the date of such certificate complies with the Plans and Specifications; (ii) a list of the names and addresses of all materials dealers, laborers and subcontractors to whom payments are due under such Request for Advance; and (iii) if required by Lender, receipted invoices or bills of sale and unconditional partial releases of lien (on forms approved by Lender) from each materials dealer, laborer and subcontractor who has done work or furnished materials for construction of the portion of the DSN Plant covered by each such Request for Advance acknowledging acceptance of such payment in satisfaction of Borrower's obligations. A Request for Advance must be for an amount not less than $500,000. Lender may disburse a part of the funds requested if it approves part but not all of the Request for Advance.

                  (c) Construction Consultant. Throughout the course of construction of the DSN Plant, Lender will employ, at Borrower's sole cost and expense, Construction Consultant or Consultants who shall review as agent for Lender all construction activities undertaken in regard to the DSN Plant, which Construction Consultant(s) shall certify or otherwise indicate to Lender that construction of the DSN Plant to the date of each Request for Advance and certificate of Borrower is as set forth in the Request for Advance and certificate submitted by Borrower, that such construction substantially complies with the Plans and Specifications and that the progress of construction is such that the construction of the DSN Plant will be completed within the Construction Period, with each such certificate and indication from such inspector or inspectors to be a further condition precedent to Lender's approval of Borrower's then submitted Request for Advance. Lender may change Construction Consultants or modify the terms of its agreement with any Construction Consultant, if deemed reasonably necessary by Lender.

                  (d) Disbursements; Deficiencies. The proceeds of the Loan disbursed under this Agreement shall be evidenced by the Note and shall be secured by the Borrower's interest in the DSN Plant Equipment Lease, the Ground Lease, the Ground Sublease and the other Collateral, and all such proceeds shall be disbursed, as aforesaid, directly to and to reimburse such Persons, or to Borrower to reimburse such Persons as have actually supplied labor, materials or services in connection with or incidental to construction of the DSN Plant, or to reimburse Borrower in the event Borrower shall have already paid such Persons. In no event shall Lender be required to disburse any amount which, in Lender's reasonable opinion, will either (i) reduce the total undisbursed amount of the Loan below the amount necessary to pay for the balance of the work, labor and materials necessary fully to complete construction of the DSN Plant in accordance with the Plans and Specifications, or (ii) reduce the undisbursed amount of Loan proceeds allocated to the cost category described in any paragraph contained in the Disbursement Schedule below the amount which Lender reasonably deems sufficient to pay in full the costs to which such amount is allocated. In the event any amount in a cost category of the Disbursement Schedule is deficient, and Borrower has not made alternative payment arrangements for the costs in question, then upon ten (10) days' written notice from Lender, Borrower shall furnish Lender with paid invoices, bills and receipts indicating that Borrower has paid, from Borrower's own funds, for the costs of completing the construction of the DSN Plant or the costs in the cost category in question, as the case may be, in a sufficient amount to make the undisbursed amount of the Loan or the undisbursed portion thereof under the cost category in question sufficient to pay for the entire balance of the costs of completing the construction of the DSN Plant or the entire balance of the costs in such cost category, but only if such work has been performed and materials have been provided.

                  (e) Limitations on Disbursements. Disbursements of Loan proceeds shall be made by Lender only to defray costs actually incurred by Borrower and in accordance with the Disbursement Schedule. Disbursements on account of the direct costs of constructing the DSN Plant shall be limited to the lesser of (i) the actual cost to Borrower of work and labor performed on the DSN Plant and materials incorporated into the DSN Plant or suitably stored at the DSN Plant Location or (ii) the actual value (as determined by Lender in its reasonable discretion) of said work and labor performed and materials stored; disbursements on account of indirect or "soft" costs relating to the construction of the DSN Plant, the Loan, the preparation of the Plans and Specifications, and all of the other transactions contemplated hereby shall be limited to the actual amounts of such costs as indicated by invoices, statements, vouchers, receipts or other written evidence satisfactory to Lender.

                  (f) Continuation and Date-Down Endorsements. After recordation of the Leasehold Mortgage and as a condition precedent to each disbursement under the Loan after the initial advance, Borrower shall, at its own cost and expense, deliver or cause to be delivered to Lender from time to time such continuation and date-down endorsements to be attached to the Title Policy in form and substance satisfactory to Lender, as Lender deems necessary to insure the priority of the Leasehold Mortgage as a valid first priority lien on the DSN Plant Location and the DSN Plant as of the date of and including the amount covered by each such disbursement, and Borrower agrees to furnish to the title insurer such surveys and other information as are reasonably required by Lender or the title insurer to enable the title insurer to issue such endorsements to Lender.

                  (g) Change Orders. Borrower shall not permit any amendments or modifications of the Plans and Specifications, the Construction Contract or any subcontracts, or the performance of any work pursuant to such amendments or modifications, which individually exceed $250,000 or, when added to the cumulative amount of all net increases in the prices payable under the Construction Contract and all such subcontracts resulting from all such amendments and modifications theretofore permitted by Borrower, would result in a net increase in the total price payable under all such subcontracts in excess of $750,000.

                  (h) Other General Conditions. No Request for Advance will include (i) any amounts previously disbursed hereunder, (ii) any costs not approved, certified or verified as provided above,
      (iii) any costs for which payment reimbursement was previously requested by Borrower and for which proof of payment has been requested but not yet received by Lender, and/or (iv) any real estate taxes, mechanics' liens, security interests, claims or other charges against the Collateral, or any interest, fees or other costs which Borrower may have failed to pay in accordance with this Agreement or the other Loan Documents. If Lender considers that its best interest and the best interest of the completion of the construction lies in accelerating the amounts to be advanced hereunder, it shall be entitled to do so, and no such advance shall be deemed to be a waiver of any condition contained herein.

            Section 2.3 Repayment of the Loan. The Borrower promises to repay the Loan as follows:

                        (a) During the Construction Period, monthly interest payments on outstanding principal balance of the Loan at the applicable rate set forth in Section 2.4 shall be paid to Lender commencing December 1, 1994 and on the first day of each month thereafter.

                        (b) The principal balance outstanding under the Note, and all accrued and unpaid interest, and all other Obligations owing under any of the Loan Documents shall be due and payable in full on the date on which the Construction Period terminates; provided, however, that if the Construction Period ends on the DSN Plant Completion Date, then the Loan shall be converted to a term Loan and shall be extended for a period (the "Term Out Period") commencing on the day immediately succeeding the last day of the Construction Period and ending on the date which is eight-four (84) months after such date, subject to the following terms and conditions:

             (i)        no uncured Default has occurred and is
            continuing, and no material adverse change in the business, financial condition or operations of Borrower, any Guarantor or EDC shall have occurred;

                      (ii)        any undisbursed Loan proceeds existing
            at the end of the Construction Period shall be cancelled, and Borrower shall have no further right to request or receive any further disbursements of Loan proceeds, provided, that this limitation shall not apply if Borrower demonstrates to Lender that additional conforming costs and expenses have been incurred in connection with the DSN Plant and Lender approves such additional costs and expenses for payment from such undisbursed Loan Proceeds prior to the commencement of the Term Out Period;

                      (iii)       Lender shall have determined, based
            upon an appraisal of the DSN Plant conducted at Borrower's sole expense by an independent appraiser selected by Lender, that the Fair Market Value of the DSN Plant and the Equipment equals or exceeds the outstanding principal balance of the Loan. This shall be performed and completed not later than January 1, 1995;

                      (iv) LSB and certain of its subsidiaries shall have entered into a new $75,000,000 credit facility with BankAmerica Business Credit or affiliate thereof on terms and conditions reasonably acceptable to Lender;

                       (v)        commencing on the first day of the
            first month which begins not less than 31 days after the last day of the Construction Period and thereafter on the first day of each subsequent month, Borrower shall pay to Lender during the Term Out Period in eighty-four (84) consecutive, equal monthly payments of principal and interest, calculated by fully amortizing the outstanding principal balance of the Loan as of the commencement of the Term Out Period over an 84-month period at the applicable interest rate set forth in Section 2.4; and

                      (vi) the principal balance outstanding under the Note, and all accrued and unpaid interest not sooner paid when due under the Note, and all other Obligations of Borrower owing under any and all of the Loan Documents, shall due and payable in full on the last day of the Term Out Period.

                        (c) In the event the Loan is not converted to a term Loan because Borrower has chosen to finance the DSN Plant with a lender other than Lender, not due to any default by Lender, then in addition to all other sums owing on the date on which the Construction Period ends, Borrower shall pay to Bank a termination fee equal to five percent (5%) of the outstanding principal balance of the Loan as of the date on which the Construction Period ends.

  The Borrower's obligation to pay all amounts payable hereunder is absolute and unconditional and shall not be affected by any circumstance of any character whatsoever, including (i) any setoff, counterclaim, recoupment, defense, abatement or reduction or any right which the Borrower may have against the Lender, the manufacturer or supplier of any of the Equipment or anyone else for any reason whatsoever; (ii) the invalidity, enforceability or disaffirmance of this Agreement or any other Loan Document related hereto; or (iii) the prohibition of or interference with the use or possession-by the Borrower of all or any part of the DSN Plant Location or the Equipment, for any reason whatsoever.

            Section 2.4 Interest Charges. During the Construction Period, the outstanding principal balance of the Loan shall bear interest at a rate per annum equal to the Libor Rate plus 3.10%. During the Term Out Period, the outstanding principal balance of the Loan shall bear interest at a per annum rate equal to the Treasury Rate plus 2.70%. In each instance, interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

            Section 2.5 Late Charge Rate. In the event the Borrower fails to pay any amount hereunder when due, the amount due shall bear charges thereon calculated at the Late Charge Rate. At any time when any Event of Default has occurred, irrespective of any cure periods, and continues for over ten (10) days, the Borrower will pay interest on the Loan at the Late Charge Rate.

            Section 2.6 Maximum Interest. In no event shall the interest charged with respect to the Obligations exceed the maximum amount permitted under applicable law. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest called for hereunder or under the Note or other Loan Document (the "Stated Rate") exceeds the highest rate of interest permissible under any applicable law (the "Maximum Lawful Rate"), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, the Borrower shall, to the extent permitted by law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received by the Lender is equal to the total interest which the Lender would have received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again exceeds the Maximum Lawful Rate, in which event this provision shall again apply.

            Section 2.7 Expenses. The Borrower agrees to pay on demand all reasonable out of pocket costs and expenses (including reasonable legal, appraisal, accounting, auditing and similar fees) incurred at any time, before or after the Obligations are paid in full, in connection with
  (i) the enforcement, attempted enforcement, amendment or termination of this Agreement or any of the other Loan Documents, the performance of any of the Borrower's duties under this Agreement and the other Loan Documents or any exercise by Lender of its rights and remedies under this Agreement or any other of the Loan Documents, including in connection with a reorganization or bankruptcy reorganization of the Borrower or any Affiliate; (ii) the filing or recordation of all documents or instruments relating to the Collateral; (iii) realizing upon or protecting any Collateral and enforcing and collecting any Obligations or guaranty thereof; and (iv) any Default or Event of Default. The Borrower also agrees to reimburse the Lender, on the Funding Date, for its legal fees for outside counsel plus any appraisal fees, recording and search fees and related expenses, including travel and other out of pocket expenses of the Lender's agents and its counsel, incurred by it in connection with the preparation, negotiation, execution, closing and delivery of the Loan Documents.

            Section 2.8 Prepayment. No prepayment of the Loan shall be permitted during the Construction Period or prior to the date which is forty-two (42) months after the date on which the Term Out Period begins. Thereafter, provided no Default has occurred and is continuing, the Borrower may prepay the Loan in whole, but not in part, on the first day of any month, upon at least thirty (30) Business Days' prior written notice to the Lender. Such prepayment of the Loan shall be accompanied by the payment of all principal, all accrued but unpaid interest on the Loan to the date of prepayment and all outstanding and unpaid costs, fees and expenses. In addition, the prepayment of the Loan shall be made with a prepayment fee in an amount equal to the greater of (a) two percent (2.0%) of the outstanding principal balance of the Loan being prepaid, or (b) the excess, if any, of (i) the present value of the principal and interest payments which would have been payable during the remainder of the Term Out Period in the absence of the prepayment, using a discount rate equal to one percent (1.0%) plus the yield to maturity, as of the Third Business Day prior to the date on which the prepayment is made, on U.S. Treasury Securities having a remaining term to maturity closest to the remaining average life of the Loan, as such yield to maturity is reported on page 5 ("U.S. Treasury and Money Markets") of the information ordinarily provided by Telerate Systems Incorporated, over (ii) the principal amount being prepaid.

            Section 2.9 Conditions of Lending. The obligation of the Lender to make the initial and any subsequent advance under the Loan is subject to the prior satisfaction (or waiver in writing and signed by Lender in its sole discretion) of each of the following conditions precedent:

                  (a)   Representations and Warranties.  The
      representations and warranties made by the Borrower and the Guarantors in the Loan Documents and any certificate, document or financial or other written statement furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date given and on and as of the date of the Funding Date as if made on and as of such date and otherwise in exactly the same language.

                  (b) Compliance. The Borrower shall have complied and shall then be in compliance with all the terms, covenants and conditions of the Loan Documents.

                  (c) No Default. No Default shall have occurred and be continuing.

                  (d) No Material Adverse Change. No material adverse change shall have occurred with respect to the business, financial condition or operations of the Borrower since the financial statement of LSB dated December 31, 1993 and the Lender shall have received a certificate from the Chief Executive Officer of the Borrower to that effect; and no material adverse change shall have occurred with respect to the business, financial condition or operations of EDC or any Guarantor, as may be determined by Lender in the exercise of its reasonable discretion.

                  (e) Delivery of Documents. Each of the Loan Documents, the Ground Lease, the DSN Plant Equipment Lease and the Ground Sublease shall have been executed and delivered to the Lender in form and substance satisfactory to the Lender and shall be in full force and effect.

                  (f) No Change In Law. No change in state or federal law shall have been enacted or proposed which would make the Loan unlawful to the Lender.

                  (g) Review of Real Property Records. Prior to the initial advance the Lender shall have reviewed and approved the real property records and encumbrances relating to the DSN Plant Location, including the Ground Lease and the Ground Sublease.

                  (h) Landlord/Mortgagee Waivers. Prior to the initial advance the Borrower shall have provided to the Lender such Landlord/Mortgagee Waivers, in form, substance and number as may be reasonably required by the Lender.

                  (i) Mortgage and Title Insurance. Prior to the initial advance, the Lender shall have received the Leasehold Mortgage encumbering Borrower's interest under the Ground Lease and the Ground Sublease, in form and priority as may be acceptable to the Lender in its sole discretion, and the Leasehold Mortgage shall have been recorded and any recording fees and any Arkansas intangible recording tax shall have been paid in full. The Lender shall also have received an ALTA lender's policy of title insurance, issued by a title insurer acceptable to Lender, in form, amount and with such priority and endorsements as the Lender may reasonably require, including:

             (i)        Coverage against mechanics' liens;

                      (ii) An endorsement insuring the continuing priority of subsequent advances;

                      (iii)       A single tax parcel endorsement; and

                      (iv) Proof that all real estate taxes for the Premises due and owing as of the Closing Date have been paid.

                  (j) Opinions of Counsel. Prior to the initial advance the Lender shall have received an opinion of legal counsel for Borrower, LSB, LSBC and EDC, in form and substance satisfactory to the Lender and its counsel, which opinion will include, among other things, opinions affirming the Borrower's authority to enter into this Agreement, the perfection and priority of the Security Interest, LSB's and LSBC's authority to enter into the Guaranties and EDC's authority to enter into the DSN Plant Equipment Lease and the Ground Lease, the Ground Sublease, and the enforceability of the Loan Documents.

                  (k) Environmental Compliance. Not later than ten (10) days prior to the initial advance, the Lender shall have received and found satisfactory an environmental report on the DSN Plant location in form acceptable to the Lender. Subject to Borrower's environmental representations and warranties, Lender acknowledges that an acceptable report has been received by Lender.

                  (l) Bond. The Bonding Company shall have named Lender as an additional insured.

                  (m) Consultant's Construction Report. Lender shall have received a report from the Construction Consultant regarding such matters as Lender may reasonably request.

                  (n) Permits. Lender and the Construction Consultant shall have received evidence that Borrower has obtained all necessary governmental approvals, permits and other approvals (or no impediment exists to them being timely obtained) for completion and operation of the DSN Plant and other improvements to be constructed pursuant to the Plans and Specifications, including building, site plan, and such other permits or approvals as are requested by Lender, and that all such permits and approvals are or are expected to be in full force and effect, with no appeal of the granting of any thereof having been made.

                  (o) Contractor's Consents. Lender shall receive a complete copy of the fully executed Contractor's Consents, if any, which shall permit assignment thereof to Lender and its successors and assigns and shall recognize Lender as a permitted assignee of such Construction Contract.

                  (p) UCC Searches. Prior to the initial advance Lender shall have received UCC searches for Oklahoma and Arkansas reflecting Lender's first priority lien in the personal property Collateral.

                  (q) Loan Fee and Expenses. The Borrower shall have paid in full the up front fee referenced in Section 2.12 hereof and, from the initial funding, the expenses referenced in Section 2.7 hereof.

                  (r) Certificate of Good Standing and Tax Clearances. Prior to the initial advance the Lender shall have received certified copies indicating the Borrower is in good standing under the laws of its state of incorporation and qualified to do business in the states where it does business and such tax clearance certificates as may be required by the Lender.

                  (s) Proceedings. All proceedings and actions shall have been taken in connection with the transactions contemplated by this Agreement, and all documents contemplated in connection herewith shall be satisfactory in form and substance to the Lender and its counsel.

                  (t) Evidence of Insurance. Prior to the initial advance the Lender shall receive evidence of all insurance required by the terms of this Agreement and the Loan Documents.

                  (u) Termination of Liens. Prior to the initial advance the Lender shall have received duly executed UCC termination statements and other instruments in form and substance satisfactory to the Lender, as shall be necessary to terminate and satisfy any Liens on the Collateral except for Permitted Liens.

                  (v) Certificate of Incumbency of Borrower. Prior to the initial advance Lender shall have received a certificate of incumbency of Borrower signed by the Borrower's Secretary or Assistant Secretary, which certificate shall certify the names of the officers of the Borrower authorized to execute any Loan Documents and any other related documents on behalf of Borrower, together with the signatures of such officers, and Lender may conclusively rely on such certificate until receipt of a further certificate of the Secretary or Assistant Secretary of Borrower cancelling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

                  (w) Resolutions of Borrower. Prior to the initial advance Lender shall have received a certified copy of all corporate proceedings of Borrower evidencing that all action required to be taken in connection with the authorization, execution, delivery, and performance of this Agreement, the other Loan Documents, the Lease and the DSN Plant Equipment Lease, and the transactions contemplated hereby and thereby, has been duly taken.

                  (x) Certificate of Incumbency of Each Guarantor. Prior to the initial advance Lender shall have received a certificate of incumbency of each Guarantor signed by such Guarantor's Secretary or Assistant Secretary, which certificate shall certify the names of the officers of such Guarantor authorized to execute the Guaranty and any other related documents on behalf of such Guarantor, together with the signatures of such officers, and Lender may conclusively rely on such certificate until receipt of a further certificate of the Secretary or Assistant Secretary of such Guarantor cancelling of amending the prior certificate and submitting the signatures of the officers named in such further certificate.

                  (y) Resolutions of Each Guarantor. Prior to the initial advance Lender shall have received a certified copy of all corporate proceedings of each Guarantor evidencing that all action required to be taken in connection with the authorization, execution, delivery and performance of the Guaranty to be executed by such Guarantor, and the transactions contemplated thereby, has been duly taken.

                  (z) References. Prior to the initial advance Lender shall have received, reviewed and found satisfactory bank and customer references for EDC and each Guarantor.

                  (aa) $75,000,000 Credit Facility. Prior to the initial advance, LSB and certain of its subsidiaries shall have received and accepted an executed commitment to lend, and shall be in the process of completing a new $75,000,000 credit facility with BankAmerica Business Credit or affiliate thereof on terms and conditions reasonably acceptable to Lender.

                  (ab) Other Required Documentation. Borrower shall execute and/or deliver such other documents, instruments, agreements or items as Lender may reasonably require.

            Section 2.10 Place and Form of Payments. Unless the Lender otherwise directs in writing, all payments and prepayments permitted or required by any Loan Document shall be made in immediately available funds and not later than the time necessary for good funds to be credited on the same day received at the Lender's account in accordance with the instructions annexed hereto as Rider 2.10 or to such other location as the Lender shall hereafter designate to the Borrower in writing. Whenever any payment is stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees.

            Section 2.11 Hold Back. Lender will hold back construction fund advances in an amount of $2,500,000 until such time as Lender shall have determined, based upon an appraisal of the DSN Plant performed at Borrower's sole cost and expense by an independent appraiser selected by Lender, that the Fair Market Value of the DSN Plant is at least equal to $12,750,000.

            Section 2.12 Commitment Fee. In consideration of the Lender's commitment to enter into this Agreement, the Mixed Acid Plant Loan Documents and the Rail Car Loan Documents, the Borrower acknowledges that the Lender has previously received a non-refundable fee in the amount of $124,950, paid in connection with the Lender's proposal and commitment.


                                  ARTICLE 3
                        SECURITY FOR THE OBLIGATIONS

            Section 3.1 Grant of Security Interest. As collateral security for the prompt and due payment and performance of the Obligations and all Indebtedness of Borrower to Lender under the Mixed Acid Plant Loan Documents and the Rail Car Loan Documents, the Borrower hereby assigns to the Lender and grants to the Lender a continuing lien on and security interest in all of the Borrower's right, title and interest in and to the following property, present or future, tangible or intangible, now owned or existing or hereafter acquired or arising:

                  (a) All documents, instruments, rentals and other rights to payment relating to the DSN Plant, the DSN Plant Equipment Lease, the Ground Lease, the Ground Sublease and the Consulting Agreement and all other agreements, contracts, chattel paper, contract rights, rights to payment and insurance policies and surety bonds relating thereto, and the Plans and Specifications and all Construction Contracts, and all proceeds of all of the foregoing;

                  (b) All general intangibles, trade secrets, computer programs, software, customer lists, trademarks, trade names, patents, licenses, copyrights, technology, processes, proprietary information, and insurance proceeds relating to the DSN Plant;

                  (c) All books and records, including books of account and ledgers of every kind and nature, all electronically recorded data relating to Borrower or the business thereof, all receptacles and containers for such records, and all files and correspondence relating to the DSN Plant;

                  (d) All Equipment, goods, including all inventory, machinery, tools, molds, dies, furniture, furnishings, fixtures, trade fixtures, motor vehicles and all other goods used in connection with or in the conduct of Borrower's business relating to the DSN Plant;

                  (e) All accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

                  (f) All rights, remedies, powers and/or privileges of Borrower with respect to any of the foregoing; and

                  (g) Any and all Proceeds and products of any of the foregoing, including all money, rentals, accounts, general intangibles, deposit accounts, documents, instruments, chattel paper, goods, insurance proceeds, and any other tangible or intangible property received upon the sale or disposition of any of the foregoing.

  Except in the ordinary or normal course of its operations in Section 7.6 herein, Borrower has no right to dispose of or sell any of the above-described Collateral.

            Section 3.2 Continuing Obligation. Except with respect to those Permitted Liens and those liens which by law are accorded a first priority, the Borrower shall take all action necessary to grant the Lender a valid first priority lien on and security interest in all Collateral on the Funding Date, and to maintain at all times the validity, enforceability, perfection and first priority of the Security Interest. Until the Obligations are fully paid and satisfied, the Borrower will at all times do, make, execute, deliver, record, register or file all such financing statements, fixture filings, deeds of trust, mortgages, assignments, certificates, charges, instruments, acts, pledges, assignments and transfers (or cause the same to be done) and will deliver to the Lender such instruments constituting or evidencing the Collateral, as the Lender may request, to assure, continue or establish the validity, enforceability, perfection and first priority (except for Permitted Liens) of the Security Interest. To the extent permitted by applicable law, the Borrower hereby authorizes the Lender to: (i) sign Borrower's name and on behalf of such Borrower to execute and file mortgages, deeds of trust, financing statements, and notices of lien necessary to protect or perfect the security interest granted herein in any or all of the Collateral and
  (ii) file a carbon, photocopy or other reproduction of this Agreement or any of the other Loan Documents as a financing statement in each case which the Lender, in its discretion, deems necessary or desirable to perfect or maintain the perfection of the Security Interest.


                                  ARTICLE 4
                      ADMINISTRATION OF THE COLLATERAL

            Section 4.1 The Equipment. The Borrower, at its own cost and expense, will keep, or cause EDC to keep, the Equipment in good operating condition and repair, except for normal wear and tear, and will not waste or destroy, or allow EDC to waste or destroy, such Equipment, or any part thereof, or be negligent in the care and use thereof and will make all necessary replacements thereof and repairs thereto. The Borrower shall promptly inform the Lender of any material additions to such Equipment and of any material loss, damage, or destruction of such Equipment. The Borrower will not permit any Equipment to become a fixture to any real property or an accession to any other personal property, unless the Lender has a first priority perfected Security Interest in such real or personal property or has been provided with such waivers or consents as the Lender may reasonably require. The Borrower shall, promptly upon the Lender's request, deliver to Lender any and all evidence of ownership of such Equipment.

            Section 4.2 No Lender Liability. The Lender shall have no duty of care with respect to any Collateral unless and until it takes the same into its own possession or control. The Lender shall be deemed to have satisfied its duty of due care with respect to Collateral in its custody and control if it accords to such Collateral treatment substantially equal to the treatment the Lender accords its own property, or if the Lender takes such action with respect to the Collateral as the Borrower requests in writing, but no failure to comply with any such request nor any omission to do any such act requested by the Borrower shall be presumptively deemed, from that failure or omission, an absence of reasonable care. The Lender shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof, unless caused by the Lender's gross negligence or willful misconduct. The Lender does not, by anything contained herein or in any other Loan Document or otherwise, assume any obligation of the Borrower under the Ground Lease, the Ground Sublease, or the DSN Plant Equipment Lease or any other contract or agreement assigned to Lender or in which Lender is granted a security interest, and the Lender shall not be responsible in any way for the performance by the Borrower of any of the terms and conditions thereof.

            Section 4.3  Use of Equipment; Identification.

                  (a) The Borrower shall use the Equipment in a careful and proper manner, will comply with and conform to all governmental laws, rules and regulations relating thereto, and will cause the Equipment to be operated properly or in substantial accordance with the manufacturer's or supplier's instructions or manuals and only by competent and duly qualified personnel.

                  (b) The Borrower shall not move any of the Equipment from the DSN Plant Location without the prior written consent of CIT.

                  (c) Upon Lender's written request and at the Borrower's sole expense, the Borrower shall attach to each item of Equipment a notice satisfactory to Lender disclosing Lender's security interest in such item of Equipment.


                                  ARTICLE 5
                       REPRESENTATIONS AND WARRANTIES

            To induce the Lender to enter into this Agreement and to make the Loan, the Borrower represents and warrants to the Lender as set forth below. The representations and warranties of the Borrower contained in this Article V and otherwise herein and in any other Loan Document shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Lender and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loan.

            Section 5.1 Organization and Qualification. The Borrower is duly incorporated and organized and is validly existing as a corporation in good standing under the laws of the State of Oklahoma, with all power (corporate or otherwise) to own or lease and operate the DSN Plant and its other properties and assets and to carry on its business in the manner in which such business is now conducted. The Borrower is duly licensed and qualified to do business and is in good standing in the state of Arkansas and in every other state where failure to be so licensed or qualified and in good standing would have a material adverse effect on its business, properties or assets.

            Section 5.2 Concerning the Loan Documents. The Borrower has the power to authorize, execute and deliver the Loan Documents to which Borrower is a party, to incur and perform its Obligations hereunder and thereunder, and, as applicable, to grant the Security Interest. The Borrower has duly taken all necessary corporate action to authorize the execution, delivery and performance of such Loan Documents, and no consent, approval or authorization of, or declaration or filing with, any governmental or other public body, or any other Person (including without limitation any stockholders, trustees or holders of Indebtedness of the Borrower), is required in connection with such authorization, execution, delivery and performance by the Borrower or the consummation of the transactions contemplated hereby or thereby. Such Loan Documents have been duly authorized, executed and delivered by or on behalf of the Borrower, and constitute the legal, valid and binding Obligations of the Borrower and are enforceable against the Borrower in accordance with their respective terms.

            Section 5.3 Guaranties. Each Guarantor has the power to authorize, execute and deliver its Guaranty and to incur and perform its obligations under its Guaranty. Each Guarantor has duly taken all necessary corporate action to authorize the execution, delivery and performance of its Guaranty, and no consent, approval or authorization of, or declaration or filing with, any governmental or other public body, or any other Person (including without limitation any stockholders, trustees or holders of Indebtedness of such Guarantor), is required in connection with such authorization, execution, delivery and performance by such Guarantor. Each Guarantor's Guaranty has been duly authorized, executed and delivered by or on behalf of such Guarantor, and constitutes the legal valid and binding obligations of such Guarantor and is enforceable against such Guarantor in accordance with its terms.

            Section 5.4 Equipment. All Equipment is in good operating order and condition and repair, except for ordinary wear and tear, is used or useful in the business of the Borrower and is readily moveable without harm or damage. The invoices previously delivered to the Lender by the Borrower respecting the Equipment are genuine, true and accurate, and the descriptions and locations of the Equipment set forth in the Disclosure Schedule are true, complete and accurate.

            Section 5.5 The DSN Plant. Construction of the DSN Plant is in full compliance with all requirements of the DSN Plant Equipment Lease and the Ground Lease; the description of the DSN Plant Location in Exhibit "C," and the description of the Ground Lease, the Ground Sublease and the DSN Plant Equipment Lease in Article 1 above is accurate and complete. The Ground Lease, the Ground Sublease and the DSN Plant Equipment Lease are valid and enforceable in accordance with their respective terms and are in full force and effect. Neither the Borrower nor any other party to the Ground Lease, the Ground Sublease or the DSN Plant Equipment Lease is in default of its obligations thereunder or has delivered or received any notice of default under the Lease or the Equipment Lease (as applicable) which default has not been waived or cured.

            Section 5.6 Title to the DSN Plant and Equipment; Security Interest. Except for the Security Interest and Permitted Liens and all items set forth in the Title Policy, under the Ground Lease and subject to the right of quiet enjoyment under the Ground Sublease and the DSN Plant Equipment Lease, the Borrower has good, and merchantable title to the DSN Plant and all Equipment and other Collateral, and neither the DSN Plant nor any of such Equipment nor any other Collateral is or will be subject to any
  Lien.   The provisions of the Loan Documents create legal, valid and enforceable security interests in and liens on the DSN Plant and all Equipment and other Collateral, and the Loan Documents and such UCC and real property filings create a perfected and continuing first priority security interest upon the DSN Plant and all the Equipment and other Collateral securing the Obligations, and are enforceable against the Borrower and all third parties.

            Section 5.7 Financial Condition. The Borrower has furnished to the Lender LSB's consolidated and consolidating financial statements as of December 31, 1993, accompanied by the report of LSB's independent certified public accountants, which statements present fairly in all material respects the consolidated and consolidating financial position of LSB and its consolidated Affiliates as of the date thereof. Such financial statements have been prepared in accordance with GAAP. From the date of such financial statements to the date of the execution of this Agreement, there has not been any material adverse change from the financial condition reflected in such financial statements or in the Borrower's business or condition since the date thereof. As of the date hereof, the Borrower has no direct or contingent material liabilities which are not provided for or reflected in such financial statements.

            Section 5.8 Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or EDC as it may affect the Ground Lease, the Ground Sublease or the DSN Plant Equipment Lease, nor to the knowledge of Borrower is there any basis therefor on the date of this Agreement.

            Section 5.9 Disclosure. No representation or warranty made by the Borrower hereunder and no written information, exhibit, report, document or certificate furnished by or on behalf of the Borrower or any Affiliate to the Lender in connection with this Agreement, contained or will contain, as of its date or as of the Funding Date, any material mis-statement of fact or omits, as of its date, to state a material fact or any fact necessary to make the statements contained therein not misleading. There is no fact known to the Borrower that materially adversely affects or that, insofar as the Borrower can now reasonably foresee, may materially adversely affect, the condition, financial or otherwise, operations, properties or prospects of the Borrower and Affiliates, or the ability of the Borrower to carry out its Obligations under any Loan Document.

            Section 5.10 Tax Returns and Payments. The Borrower has filed all federal, state and local tax returns and other reports which it was required by law to file on or prior to the date hereof and has paid all taxes, assessments, fees and other governmental charges and penalties and interest, if any, payable against it or its property, income or franchise, that are due and payable, and Borrower does not have any knowledge of any actual or proposed deficiency or additional assessment in connection therewith. The charges, accruals and reserves on the books of Borrower in respect of federal, state and local taxes for all open years, and for the current fiscal year, make adequate provision for all unpaid tax liabilities for such periods.

            Section 5.11 Compliance with Other Instruments. Neither the Borrower nor EDC is in violation of any material term or provision of its certificate of incorporation or by-laws, or of any material mortgage, indenture, contract, agreement, instrument, or other undertaking to which the Borrower or EDC is a party or which purports to be binding on Borrower or EDC, or any of the assets of Borrower or EDC (including the Ground Lease, the Ground Sublease and the DSN Plant Equipment Lease), or, except as disclosed to Lender pursuant to Section 5.14 hereof, of any judgment, decree, order or any material statute, rule or governmental regulation applicable to it. The execution, delivery and performance of this Agreement and the other Loan Documents do not and will not violate or otherwise conflict with any such term or provision or result in the creation of any security interest, lien, charge or encumbrance upon any of the Collateral, except the Security Interest.

            Section 5.12 Pension Plans. The Borrower has not participated in any "prohibited transactions", as defined in Section 4975 of the Internal Revenue Code, that could subject the Borrower to any tax or penalty imposed by said Section 4975 (other than prohibited transactions that have been "corrected", as defined in said Section 4975). Since the effective date of the Employee Retirement Income Security Act of 1974, as from time to time amended ("ERISA"), the Borrower has not incurred any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA (other than any accumulated funding deficiency that has been "corrected", as defined in Section 4971(c)(2) of the Internal Revenue Code.

            Section 5.13  Labor Relations.  To the best knowledge of
  Borrower after due inquiry, Borrower and EDC are in material compliance with the Fair Labor Standards Act with respect to the DSN Plant. To the best knowledge of Borrower after due inquiry, neither the Borrower nor EDC, with respect to the DSN Plant, is engaged in any unfair labor practice. To the best knowledge of Borrower after due inquiry, there are: (i) no unfair labor practice complaints pending or, to the best knowledge of the Borrower, threatened against the Borrower or EDC and no grievance or arbitration proceedings arising out of or under collective bargaining agreements are so pending or, to the best knowledge of the Borrower, threatened; (ii) no strikes, work stoppages or controversies pending or threatened between the Borrower or EDC and any of their employees (other than employee grievances arising in the ordinary course of business); and
  (iii) no union representation questions exist with respect to the employees of the Borrower or EDC and no union organizing activities taking place which would have a material adverse effect on the financial condition, results of operations or business of the Borrower or EDC;

            Section 5.14 Environmental Laws. Except as disclosed by Borrower to Lender by delivery to Lender of copies of documents publicly filed with the Securities and Exchange Commission, a report of the Arkansas Department of Pollution and Control and Ecology to EDC dated July 18, 1994, an environmental report of Woodward Clyde regarding the DSN Plant Location, and correspondence from Borrower and Affiliates regarding the DSN Plant Location (all collectively referred to as "Environmental Disclosure Documents"), to the best knowledge of Borrower after due inquiry, as of the date hereof (a) the operations of the Borrower or EDC (with respect to the DSN Plant) comply in all material respects with all applicable Environmental Laws; (b) none of the operations of the Borrower or EDC (with respect to the DSN Plant) is subject to any judicial or administrative proceeding alleging the violation of any Environmental Laws; (c) none of the operations of the Borrower or EDC (with respect to the DSN Plant) is the subject of federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance into the environment; (d) neither the Borrower nor EDC (with respect to the DSN Plant) has filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance into the environment; and (e) neither the Borrower nor EDC (with respect to the DSN Plant) has any known material contingent liability in connection with any release of any Hazardous Substance into the environment. The materiality standard used in this Section 5.14 shall be exceeded if the facts giving rise to a breach or breaches of the representations or warranties contained herein might result in liability in excess of $1,000,000 in the aggregate.

            Section 5.15 Trade Names. Other than as disclosed on the Disclosure Schedule, the Borrower, during the past five years, has not used any corporate name other than its present corporate name (which is set forth in the introductory paragraph of this Agreement) and has not been known by or used any fictitious, trade or "doing business" name.

            Section 5.16 Subsidiaries. The Disclosure Schedule contains a correct and complete list of the name and relationship to the Borrower of each and all of the Borrower's Subsidiaries, if any, and the location of the chief executive office of each Subsidiary.

            Section 5.17 Loans and Affiliate Payments. The Disclosure Schedule fully and completely sets forth all notes and Indebtedness together with the amount and schedule of any material payments owed by Borrower to officers, directors, stockholders and Affiliates of Borrower.

            Section 5.18 Permits, Licenses. Borrower possesses all material permits, franchises, contracts and licenses required and owns or has the right to use all trademarks, trade names, patents and fictitious name rights necessary to enable it to conduct the business in which it is engaged without conflict with the rights of others.

            Section 5.19 Broker's or Transaction Fees. Borrower has no obligation to any Person for any finder's, broker's or investment banker's fee in connection with the transactions contemplated hereby.

            Section 5.20 Taxpayer ID No. and Chief Executive Office. Borrower's taxpayer identification number is 731456545. Borrower's chief executive office is located at 16 South Penn, Oklahoma City, OK 73107, and Borrower's principal place of business is located in Oklahoma City.

            Section 5.21  No Default.  No Default has occurred under this
  Agreement.


                                  ARTICLE 6
                            AFFIRMATIVE COVENANTS

            The Borrower covenants and agrees that, so long as all or any portion of the Obligations remain unpaid or unsatisfied, it will, at its own cost and expense:

            Section 6.1 Financial and Other Information. Promptly furnish to the Lender or its agents all such financial or other information as the Lender shall reasonably request, and, at the request of the Lender, notify its auditors and accountants that the Lender is authorized to obtain such information directly from them. Without limitation of the foregoing, the Borrower will furnish to the Lender in such detail as the Lender shall request:

                  (a) Not later than 120 days after the close of each Fiscal Year of the Borrower, unaudited balance sheets of the Borrower as at the end of such Fiscal Year and related unaudited statements of income, expense and retained earnings and statements of cash flow of the Borrower for such year, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting in all material respects the financial position of the Borrower and the results of operations of the Borrower for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be accompanied by a certificate of the chief financial officer or chief accounting officer of Borrower.

                  (b) Not later than 90 days after the close of each fiscal quarter of Borrower, unaudited balance sheets of the Borrower as at the end of such period, and unaudited statements of income and expense from the beginning of the Fiscal year to the end of each such period, for the Borrower, all in reasonable detail, fairly presenting in all material respects the financial position and results of operations of the Borrower, in each case, prepared in accordance with GAAP and consistent with the audited financial statements required pursuant to Section 6.1(e). Such statements shall be accompanied by a certificate of the chief financial officer or accounting officer of Borrower stating that, based upon such examination or investigation as such officer shall have deemed necessary to enable him to render an informed opinion in respect thereof, to the best of his knowledge and belief the financial statements are materially correct and no Default exists under this Agreement and is continuing except for those, if any, described in such certificate in reasonable detail.

                  (c) Not later than 120 days after the close of each Fiscal Year of EDC, audited consolidated and unaudited consolidating balance sheets of EDC and its consolidated Subsidiaries as at the end of such Fiscal Year and related audited consolidated and unaudited consolidating audited statements of income, expense and retained earnings and statements of cash flow of EDC and its consolidated Subsidiaries for such year, all in reasonable detail, fairly presenting in all material respects the financial position of EDC and its consolidated Subsidiaries and the results of operations of EDC and its consolidated Subsidiaries for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements required hereunder shall be examined and accompanied by a report of independent certified public accountants which shall not contain any qualifications or exceptions as to scope.

                  (d) Not later than 90 days after the close of each fiscal quarter of EDC, unaudited consolidated and consolidating balance sheets of EDC and its consolidated Subsidiaries as at the end of such period, and consolidated and consolidating statements of income and expense from the beginning of the Fiscal Year to the end of each such period, for EDC and its consolidated Subsidiaries, all in reasonable detail, fairly presenting in all material respects the consolidated and consolidating financial position and results of operations of EDC and its consolidated Subsidiaries, in each case, prepared in accordance with GAAP and consistent with the audited financial statements required pursuant to Section 6.1(c) above, and certified to be materially correct by the chief financial officer or the chief accounting officer of EDC.

                  (e) Not later than 120 days after the close of each Fiscal Year of LSB, LSB's 10K Report filed with the Securities and Exchange Commission, the audited consolidated and unaudited consolidating balance sheets of LSB and its consolidated Affiliates as at the end of such Fiscal Year and related audited consolidated and unaudited consolidating statements of income, expense and retained earnings and audited statements of cash flow of LSB and its consolidated Affiliates for such year, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reason-able detail, fairly presenting the financial position of LSB and its consolidated Affiliates and the results of operations of LSB and its consolidated Affiliates for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements required hereunder shall be examined and accompanied by a report of independent certified public accountants which shall not contain any qualifications as to scope; and such report shall also be accompanied by a certificate of such accountants stating that in the course of performing their examination such accountants did not become aware of the existence of any default under this Agreement, except for those, if any, described in such certificate in reasonable detail. In addition, the chief financial officer or accounting officer of LSB shall provide a certificate which shall also include a statement by such officer that no breach, default or event of default has occurred and is continuing under any document to which LSB or any consolidated Affiliate is a party that evidences any Indebtedness of LSB or any such Affiliate which exceeds, individually or together with any related Indebtedness, $5,000,000, or if any such breach, default or event of default has occurred, explaining the nature of such breach, default or event of default and the status thereof. Such certificate shall also include a statement from such officer that LSB is in compliance with all covenants contained in this Agreement relating to the financial condition of LSB, and such statement shall be accompanied by the calculations of such financial covenants.

                  (f) Not later than 90 days after the close of each fiscal quarter of LSB, LSB's 10Q Report filed with the Securities and Exchange Commission and the unaudited consolidated balance sheets of LSB and its consolidated Affiliates as at the end of such period, and unaudited consolidated statements of income and expense from the beginning of the Fiscal year to the end of each such period, for LSB and its consolidated Affiliates, all in reasonable detail, fairly presenting in all material respects the consolidated financial position and results of operations of LSB and Affiliates, in each case, prepared in accordance with GAAP and consistent with the audited financial statements required pursuant to Section 6.1(e) above. Such statements shall be accompanied by a certificate of the chief financial officer or the chief accounting officer of LSB stating that, based upon such examination or investigation as such officer shall have deemed necessary to enable him to render an informed opinion in respect thereof, to the best of his knowledge and belief, such financial statements are materially correct and no Default under this Agreement exists and is continuing except for those, if any, described in such certificate in reasonable detail. Such certificate shall also include a statement from such officer that LSB is in compliance with all financial covenants contained in this Agreement relating to the financial condition of LSB, and such statement shall be accompanied by the actual calculations of such financial covenants.

                  (g) Promptly after the Borrower or any Affiliate receives the same, copies of management letters provided to the Borrower by its independent certified public accountants;

                  (h) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which the Borrower, or LSB or EDC sends to its shareholders or holders of its Indebtedness, and copies of any and all periodic special reports, as well as registration statements, filed by the Borrower, LSB or EDC with the Securities and Exchange Commission or similar State authority;

                  (i) Deliver to the Lender within 30 days of the end of each quarter, a compliance certificate signed by the Borrower's Chief Financial Officer or the Chief Accounting Officer certifying that the Borrower is in compliance with all of the terms and conditions of the Agreement and that no Default exists.

                  (j) Such additional information as the Lender may from time to time reasonably request regarding the financial and business affairs of the Borrower or any Subsidiary or Guarantor and which are kept in the ordinary course of business.

            Section 6.2 Access. At all reasonable times, and from time to time, permit the Lender or its agents to inspect the Collateral and to audit, examine and make extracts from or copies of any of its books, ledgers, reports, correspondence and other records.

            Section 6.3 Taxes. Promptly pay and discharge all taxes, assessments and other governmental charges prior to the date on which same are past due, establish adequate reserves for the payment of such taxes, assessments and other governmental charges, make all required withholding and other tax deposits, and, upon request, provide the Lender with receipts or other proof that any or all of-such taxes, assessments or governmental charges have been paid in a timely fashion; provided, however, that nothing contained herein shall require the payment of any tax, assessment or other governmental charge so long as its validity is being contested in good faith and by appropriate proceedings diligently conducted.

            Section 6.4 Maintenance of Properties; Insurance. At the Borrower's sole cost and expense, defend all Collateral against the claims or demands of all other parties; keep the Collateral in good operating condition and repair and in compliance with all laws (except normal wear and tear); and insure all Equipment, the DSN Plant and DSN Plant Location against risk, in coverage, form and amount satisfactory to the Lender with a carrier reasonably acceptable at all times to Lender with no greater deductible amount than $250,000 per occurrence. Insurance on the Equipment, the DSN Plant and the DSN Plant Location shall be in an amount equal to the greater of the full replacement value thereof, or 100% of the outstanding balance of the Loan. The Borrower shall also maintain
  (a) builder's all risk completed value hazard insurance covering 100% of the replacement cost of the DSN Plant and Equipment during the course of construction in the event of fire, lightning, windstorm, earthquake, vandalism, malicious mischief and all other risks normally covered by "all risk" policies in the area where the DSN Plant is located (including loss by flood if the DSN Plant is located in an area designated as subject to the danger of flood); (b) product liability insurance in an amount customary for the businesses conducted by the Borrower; and (c) general public liability insurance in an amount satisfactory to Lender, but in no event less than Fifteen Million Dollars ($15,000,000) per occurrence, for bodily injury and property damage. The Borrower and EDC shall also maintain workers' compensation insurance in accordance with Borrower's and EDC's usual practices. Each insurance policy shall be endorsed in favor of the Lender as additional loss payee in form and substance satisfactory to the Lender, and provide that any proceeds payable thereunder will be paid to the Borrower and the Lender as their interest may appear. Each policy shall provide that if such insurance is cancelled for any reason whatsoever, or if any substantial change is made in the coverage which affects the Lender, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to the Lender until 30 days after receipt by the Lender of written notice from the carrier thereof. The Borrower hereby directs all insurers under such policies to pay all proceeds with respect to losses of Collateral to the Borrower and to Lender. With respect to occurrences giving rise to insurance proceeds paid with respect to losses, the Lender shall, so long as no uncured Default exists, release such proceeds to the Borrower after receipt of evidence of satisfactory repair, replacement or reconstruction of the assets subject to such casualty.

            Section 6.5 Business. Take all necessary steps to preserve its corporate existence and its right to conduct business in all state in which the nature of its business or the ownership of it property requires such qualification.

            Section 6.6 Compliance. Use reasonable efforts to comply in all material respects with all applicable laws and duly observe all valid requirements of all applicable governmental authorities, including all statutes, rules and regulations relating to public and employee health and safety and social security and withholding taxes. The Borrower may contest or dispute any taxes, assessments or impositions in good faith, so long as such contest or dispute does not result in the creation or incurring of any liens against the Lender's Collateral and the Borrower maintains adequate reserves as required under GAAP for the satisfaction of the disputed tax, assessment or imposition.

            Section 6.7 Litigation. Except as disclosed in the Environmental Disclosure Documents referred to in Section 5.14, promptly notify the Lender in writing of any action, suit, proceeding, or counterclaim against, or of any investigation of, the Borrower, the DSN Plant Location or any of the Collateral, if: (i) the outcome of such litigation, proceeding, counterclaim, or investigation would materially and adversely affect the Collateral or the finances or operations of Borrower or EDC; or (ii) such litigation, proceeding, counterclaim, or investigation questions the validity of this Agreement or any other Loan Document or any action taken or to be taken pursuant thereto. Borrower shall furnish to the Lender such information regarding any such litigation, proceeding, counterclaim, or investigation as the Lender shall request.

            Section 6.8  Environmental Laws.

                  (a) Except as disclosed in the Environmental Disclosure Documents referred to in Section 5.14, give written notice to Lender immediately upon receipt of any notice that (i) the operations of the Borrower or EDC with respect to the DSN Plant are not in material compliance with requirements of applicable Environmental Laws;
      (ii) the Borrower or EDC with respect to the DSN Plant is subject to federal or state investigation evaluating whether any remedial action is needed to respond to the release of any Hazardous Substance into the environment which would have a material adverse effect on Borrower; or (iii) any properties or assets of the Borrower or EDC with respect to the DSN Plant are subject to an Environmental Lien. As used herein, "Environmental Lien" means a lien in favor of any governmental entity for (A) any liability under any Environmental Laws, or (B) damages arising from or costs incurred by such governmental entity in response to a release of a Hazardous Substance into the environment.

                  (b) Except as disclosed in the Environmental Disclosure Documents referred to in Section 5.14, without limiting the generality of any of the Borrower's other covenants and agreements, the operations of the Borrower or EDC with respect to the DSN Plant shall at all times comply in all material respects with all applicable Environmental Laws. The materiality standard used in this
      Section 6.8 shall be exceeded if the facts giving rise to a breach or breaches of the covenant herein is likely to result in liability in excess of $500,000 in the aggregate.

            Section 6.9 Notices. Promptly notify the Lender in writing of any Default or of any default by any party under any Construction Contract, the Ground Lease, Ground Sublease, the DSN Plant Equipment Lease, the Consulting Agreement, or as required by Sections 6.7 and 6.8 of this Agreement. The failure of the Borrower to promptly give the Lender such notice of any Default of which it is aware, shall, at the Lender's option, eliminate any cure period for such Default.

            Section 6.10 Tangible Net Worth. LSB shall maintain at all times, on a consolidated basis, a minimum tangible net worth of $80,000,000 after subtracting treasury stock and $92,800,000 before subtracting treasury stock. Notwithstanding the foregoing, the tangible net worth after subtracting treasury stock shall not be less than $83,000,000 at December 31, 1995 and $85,000,000 at December 31, 1996 and thereafter. The term tangible net worth is defined as total stockholders' equity, after deducting any treasury stock, less all assets that are considered intangible assets under GAAP (including but not limited to goodwill, patents, trademarks, certain deferred charges (as approved by Lender) and customer lists).

            Section 6.11 Change of Ownership. LSB shall at all times hold not less than one hundred percent (100%) of each class of stock of LSBC and, at all times, LSBC shall hold, directly or indirectly, one hundred percent (100%) of each class of stock of the Borrower.

            Section 6.12 Use of Proceeds. Use the proceeds of the Loan for construction and equipment costs, fees and expenses in accordance with
  Article 2 hereof.

            Section 6.13 Books. Keep proper books of record and account in which full, true and correct entries in accordance with GAAP will be made of all dealings or transactions in relation to its business and activities.


                                  ARTICLE 7
                             NEGATIVE COVENANTS

            So long as all or any portion of the Obligations remains unpaid, the Borrower covenants and agrees that, without the Lender's prior written consent, which consent will not be unreasonably withheld, the Borrower shall not:

            Section 7.1 Corporate Structure. Merge, reorganize or consolidate with or acquire any Person or make any investment in the securities of any Person.

            Section 7.2 Dividends, Distributions, Redemptions. Declare or pay any dividends or other distributions upon any stock or make any distribution of the Borrower's property or assets or redeem, retire, purchase or otherwise acquire, directly or indirectly, the Borrower's stock.

            Section 7.3 Loans, Investments, Affiliate Payments, Salaries. Make any loans or other advances of money (other than compensation) to any Person; make any payments to any officers, directors, stockholders or Affiliates on any existing loans except as set forth on the Disclosure Schedule or pursuant to the Ground Lease or Administrative Services Agreement between Borrower and LSB, or payments to LSB for the Borrower's pro rata share of taxes with respect to the Borrower's business, or permit the annual compensation and all other direct and indirect remuneration to its officers to increase more than fifteen percent (15%) per year.

            Section 7.4  Change in Business, Structure or Business
  Location. Make any material change in the capital structure or any of Borrower's business objectives, purposes and operations; engage, directly or indirectly, in any business other than ownership of the DSN Plant, the railcars acquired with the Rail Car Loan, the Mixed Acid Plant financed by the Mixed Acid Plant Loan, and all items related thereto; or change the location of its chief executive office without thirty days' prior written notice to Lender.

            Section 7.5 Guaranties. Borrower shall not guaranty or otherwise, in any way, become liable with respect to the Indebtedness or liabilities of any Person.

            Section 7.6 Sale of Property. Offer to sell, convey, assign, transfer, exchange, lease (except pursuant to the DSN Plant Equipment Lease, the Ground Sublease or to the extent permitted in the Mixed Acid Plant Loan Documents or the Rail Car Loan Documents) or otherwise dispose of any Collateral, or, on an annual basis, any other real or personal property having a value in excess of $25,000, except sales of supplies, equipment and inventory in the ordinary course of the Borrower's business and trade-ins on new purchases, provided that Lender shall have a first priority perfected lien on any new purchases of property.

            Section 7.7 Prepayment. Borrower shall not prepay any Indebtedness, except the Obligations in accordance with this Agreement.

            Section 7.8 Liens. Create, incur, assume or suffer to exist any Lien upon any Collateral, the DSN Plant Equipment Lease or the Ground Lease, except Liens in favor of the Lender and Permitted Liens and the DSN Plant Equipment Lease, the Ground Sublease and the Consulting Agreement.

            Section 7.9 Negative Pledge on Leases. Pledge, encumber, transfer or assign any of its right, title or interest in any of the real property Collateral relating to the DSN Plant Location.

            Section 7.10 Pension Plans. To the knowledge of Borrower, with respect to all Pension Plans: (a) incur any liability to the Pension Benefit Guaranty Corporation; (b) participate in any prohibited transaction involving any of such plans or any trust created thereunder which would subject the Borrower to a tax or penalty on prohibited transactions imposed under Code Section 4975 or ERISA; (c) fail to make any contribution which it is obligated to pay under the terms of such plan; (d) allow or suffer to exist any occurrence of a Reportable Event, or any other event or condition which presents a risk of termination by the Pension Benefit Guaranty Corporation of any such plan; or (e) incur any withdrawal liability with respect to any multiemployer Pension Plan which is not fully bonded.

            Section 7.11 Borrower's Name. Change Borrower's corporate name or use any trade name or style unless the Borrower shall first give the Lender thirty days prior written notice of the change in question.

            Section 7.12 Changes to DSN Plant Documents. Make any alterations, amendments or modifications of any provisions of (a) the DSN Plant Equipment Lease, (b) the Ground Lease, (c) the Ground Sublease,
  (d) the Consulting Agreement, or (e) the Administrative Services Agreement dated September 19, 1994 between LSB and the Borrower.

            Section 7.13  Other Debts.  Except for Permitted Liens,
  Borrower shall not have outstanding or incur any direct or contingent Indebtedness (other than those to Lender) or lease obligations (other than the Ground Lease, DSN Plant Equipment Lease and Ground Sublease) or to become liable for the Indebtedness of others without Lender's written consent. This does not prohibit:

                  (a) Acquiring goods, supplies, services or merchandise on normal trade credit, or payroll obligations or obligations under the Administrative Services Agreement between LSB and Borrower;

                  (b) Endorsing negotiable instruments received in the usual course of business;

                  (c) Debts, lines of credit and leases in existence on the date of this Agreement and disclosed to Lender on the Disclosure Schedule; or

                  (d)   Taxes, Indebtedness associated with the
      construction of the DSN Plant and lawsuits.

            Section 7.14 Transactions with Affiliates. Not to enter transactions with any Affiliate on terms less favorable than those available to Borrower from persons or entitles not affiliated with Borrower except:

                  (a)   taxes on consolidated tax returns;

                  (b)   the DSN Plant Equipment Lease;

                  (c)   the Ground Lease;

                  (d)   the Ground Sublease;

                  (e)   the Consulting Agreement; and

                  (f)   the Administrative Services Agreement.

  None of the agreements in this Section 7.14(b) through (f) may be amended or modified with Lender's prior written consent.


                                  ARTICLE 8
                                   DEFAULT

            Section 8.1 Events of Default. The occurrence of any one or more of the following events for any reason whatsoever shall constitute an Event of Default:

                  (a)   Any failure to pay any of the Obligations when due;

                  (b) Any representation or warranty made by the Borrower in any Loan Document or in any Financial Statement or other certificate furnished by the Borrower or any Affiliate at any time to the Lender shall prove to be untrue in any material respect as of the date on which made;

                  (c) Except with respect to cure periods as otherwise set forth herein or therein, default shall occur in the observance or performance of any of the other covenants and agreements contained in any Loan Document and Borrower has not cured such default within ten
      (10) days of Borrower's receipt of written notice identifying such failure, or if any such agreement, instrument or document shall terminate or become void or unenforceable without the written consent of Lender and Borrower refuses to execute valid and enforceable substitute documents;

                  (d) The DSN Plant Completion Date has not occurred prior to the end of the Construction Period;

                  (e) Any Event of Default under the Mixed Acid Plant Loan Documents, the Rail Car Loan Documents and Borrower has not cured such Event of Default within any cure period provided therein;

                  (f) Any default by the Borrower under any material agreement or instrument with any third party (other than an agreement or instrument evidencing the lending of money) if such default continues for thirty (30) days after such breach first occurs;

                  (g) Any default by the Borrower in any payment on any indebtedness or obligation owed to any trade creditor in excess of $100,000 in the aggregate beyond any period of grace provided with respect thereto and Borrower is not contesting same in good faith and diligently;

                  (h) Any uncured default beyond any applicable grace period by LSB or any of its Subsidiaries under any agreement or instrument evidencing any loan, extension of credit or other Indebtedness of LSB or any of its Subsidiaries in an amount equal to or greater than $5,000,000;

                  (i) Any material part of the Collateral shall be nationalized, expropriated, condemned, seized or otherwise appropriated, or custody or control of such Collateral or of the Borrower shall be assumed by any public authority or any court of competent jurisdiction at the instance of any public authority;

                  (j) One or more judgments for the payment of money aggregating an excess of $1,000,000 (if not adequately covered by insurance) shall be rendered against the Borrower or EDC and there is a failure to pay or to bond and stay enforcement of such judgment and commence appropriate proceedings to appeal such judgment within the applicable appeal period or, after such appeal is filed, Borrower or EDC fails to diligently prosecute such appeal or such appeal is denied;

                  (k) The Borrower, EDC or any Guarantor shall: (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for it or for all or a substantial part of its property; (iii) make an assignment for the benefit of creditors; or
      (iv) admit in writing that is unable generally to pay its debts as they become due;

                  (l) An involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement or readjustment of the Borrower's EDC's or any Guarantor's debt or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing; or a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for the Borrower or EDC or any Affiliate or any Guarantor or for all or a substantial part of their property shall be appointed involuntarily; or a warrant of attachment, execution or similar process shall be issued against any substantial part of the property of the Borrower, EDC or any Guarantor; and any of the foregoing remain undismissed or undischarged for a period of 60 days;

                  (m) The Borrower, EDC or any Guarantor shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof without Lender's prior written consent;

                  (n) The Security Interest shall cease to be a valid and perfected first priority security interest in any material portion of the Collateral then in existence and Borrower refuses to or cannot promptly cure any deficiency and restore the Lender's valid and first perfected priority security interest;

                  (o) A material default shall occur in any Construction Contract, the Consulting Agreement, the DSN Plant Equipment Lease, the Ground Lease or the Ground Sublease and same are not being contested diligently and in good faith, or the DSN Plant Equipment Lease, the Lease, or the Ground Sublease shall expire or otherwise terminate or become unenforceable;

                  (p) any Guarantor revokes or terminates any guaranty relating to the Obligations or defaults under the terms of any such guaranty; or

            Section 8.2 Rights Upon Default. Upon the occurrence and during the continuance of any Event of Default:

                  (a) The Lender may declare all the Obligations not otherwise due to be forthwith due and payable, (provided that, in the case of the occurrence of any Event of Default described in Sections 8.l(i) or (j), all the Obligations shall forthwith become due and payable without such declaration) whereupon the unpaid amount of the Obligations (including any applicable prepayment penalty) shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. Upon such acceleration, Lender shall not be obligated to advance any further funds relating to the custodian of the DSN Plant.

                  (b) Notwithstanding the foregoing in Section 8.2(a) but subject to the provisions of Section 9.10, the effect of an event described in Section 8.1(a) as an occurrence of an Event of Default shall be after Lender gives notice of such payment Default to Borrower and Borrower shall not have paid such amount within three
      (3) days of such Notice. The effect as an Event of Default of any other event described in Section 8.1 may be waived by Lender in writing.

                  (c) In addition to all other rights provided herein or at law, the Lender shall have all of the rights and remedies of a secured party under the UCC and all of the rights and remedies granted under each of the Loan Documents. At any time when an Event of Default has occurred and is continuing, the Lender may enter any premises where the Collateral is located, take physical possession of the Collateral or any part thereof, and maintain such possession on the Borrower' premises or remove any or all of the Collateral to such other place or places as the Lender desires in its sole discretion. If the Lender exercises its right to take possession of any Collateral upon the occurrence and during the continuance of any Event of Default, the Borrower, upon the Lender's demand, will assemble the Collateral and at the Lender's option, make it available to the Lender at the Borrower' premises at which it is located or deliver it to such place or places as the Lender directs. The Borrower hereby waives to the full extent permitted by law all rights to notice and hearing prior to the Lender's exercise of its rights to take possession of the Collateral without judicial process or to replevy, claim and deliver, attach or levy upon the Collateral ex parte. The Lender shall not be under any obligation to marshall any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations.

                  (d) The Lender may sell and deliver any or all of the Collateral at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as the Lender, in its sole discretion, deems advisable, all in accordance with the applicable provisions of the UCC including the standard of commercial reasonableness.

                  (e) The requirement of reasonable notice with respect to a disposition of the Collateral shall be met if such notice is mailed both by regular and certified mail, postage prepaid to the Borrower at the address as set forth herein at least ten days before the time of the event of which notice is being given. Subject to the provisions of any applicable Loan Document or law governing the enforcement of liens or security interests, the Lender may be the purchaser at any public sale, and to the extent permitted by applicable law, at any private sale, free from any right of redemption, which the Borrower also waives.

                  (f) The Proceeds of any sale of any of the Collateral shall be applied first to all costs and expenses of sale, including attorneys' fees, and second to the payment (in whatever order the Lender elects) of all of the Obligations. The Lender will return any excess Proceeds to the Borrower, subject to the claims of any other parties with an interest in the Collateral or the Proceeds, and the Borrower shall remain liable to the Lender for any deficiency. If any Collateral is sold by the Lender upon credit or for future delivery, the Lender shall not be liable for the failure of the purchaser to pay for such Collateral, and in such event the Lender may resell the same.

                  (g) The Lender may exercise any right or remedy it may have at law or in equity with respect to the Obligations or the subject matter of this Agreement. The rights and remedies provided for herein are cumulative and not exclusive of any other of such rights and remedies or any other rights or remedies provided by law.

                  (h) Upon any Default, and during any applicable cure period, Lender shall not be obligated to make any further advances or Loans to Borrower.


                                  ARTICLE 9
                                MISCELLANEOUS

            Section 9.1 Survival. All agreements, representations and warranties contained in this Agreement or made in writing by or on behalf of the Borrower in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, notwithstanding any investigation at any time made by the Lender.

            Section 9.2 Waiver of Notices. No notice to or demand on the Borrower which the Lender is not required hereunder or by law to give but nevertheless may elect to give shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances.

            Section 9.3 Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrower without the prior written consent of the Lender. The rights and benefits of the Lender hereunder shall, if the Lender so agrees, inure to any party acquiring any interest in the Obligations or any part thereof. In the event of any such assignment by the Lender, the Borrower agrees that such assignment by the Lender shall be free from any set-off, counterclaim defense or other claim that any such Borrower may have against such assignee, without waiving any claim such Borrower may have against the Lender. The terms "Lender" and "Borrower" as used herein shall include the respective successors and assigns of such parties.

            Section 9.4 Complete Agreement Modification. This Agreement is intended by the Borrower and the Lender to be the final, complete and exclusive expression of the agreement between them and supersedes all prior agreements and understandings regarding the DSN Plant. No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made, except by a written agreement signed by the Borrower and a duly authorized officer of the Lender.

            Section 9.5 Applicable Law. This Agreement and the Loan Documents (except to the extent, if any, expressly provided to the contrary in any Loan Document) shall be governed by, construed, applied and enforced in accordance with the laws of the State of New York.

            Section 9.6  Indemnification.

                  (a) If after receipt of any payment of all or any part of the Obligations, the Lender is for any reason compelled to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, Borrower's Obligations under the Note shall continue in full force and the Borrower shall indemnify and hold the Lender harmless for, the amount of such payment surrendered. The provisions of this Section shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Section and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section shall survive the termination of this Agreement.

                  (b) The Borrower hereby indemnifies and holds the Lender, and its directors, officers, agents, employees and counsel, harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind (except claims brought by the Borrower against the Lender for breach of this Agreement of the Loan Documents) including without limitation, court costs and attorneys' fees imposed on or incurred by or asserted against any of them, whether direct, indirect or consequential arising out of or by reason of any litigation, investigations, claims, or proceedings whether based on any federal, state or local laws or other statutes or regulations commenced or threatened, which arise out of or are in any way based upon the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement or any other Loan Document, or any undertaking or proceeding relating to any of the transactions contemplated hereby or by any act, omission to act, event or transaction related or attended thereto, except this indemnification shall not apply to any losses, liabilities, damages, injuries, costs, expenses and claims caused by the gross negligence or willful misconduct of Lender.

                  (c) The Borrower hereby indemnifies the Lender and agrees to hold the Lender harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and attorneys' fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against the Lender for, with respect to, or as a direct result of the violation by the Borrower of the Environmental Laws or any laws or regulations relating to Hazardous Substance, treatment, storage, disposal, generation and transportation, air, water and noise pollution, soil or ground or water contamination, the handling, storage or release into the environment of Hazardous Substance, or with respect to, or as a direct or indirect result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, properties utilized by the Borrower or EDC with respect to the DSN Plant in the conduct of their respective business into or upon any land, the atmosphere, or any watercourse, body of water or wetland, of any Hazardous Substance (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental Laws).

                  (d) Without limiting any of the foregoing, if, by reason of any suit or proceeding of any kind, nature or description against the Borrower, which, in the Lender's sole discretion makes it advisable for the Lender to seek counsel for protection and preservation of its Liens, security or assets or to defend its own interest, such reasonable expenses and counsel fees shall be allowed to the Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement. All of the foregoing costs and expenses shall be part of the Obligations and secured by the Collateral.

            Section 9.7 Stamp or other Tax. Should any stamp, excise, sales, use or other tax, including mortgage, conveyance, deed, intangible or recording taxes become payable in respect of this Agreement, or any other Loan Document, any Obligations, or any Collateral, or any modification hereof or thereof, the Borrower shall pay the same (including interest and penalties, if any) and shall hold the Lender harmless with respect thereto, except for income taxes of Lender as a result thereof.

            Section 9.8 Captions. The captions of the various sections of this Agreement have been inserted only for purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any provision hereof.

            Section 9.9 Notices. All notices or other communications which are required or permitted hereunder to be given to any party shall be in writing and shall be deemed sufficiently delivered if delivered personally or by registered or certified mail, return receipt requested, or by nationally recognized overnight delivery service, to the address set forth below or to such other address as each party may designate for itself by like notice. Such notice or communication shall be deemed to have been given on the date delivered; or if refused, on the date refused; or if marked, on the date of actual receipt of such mailing as evidenced by the return receipt.


  If to the Lender:                 The CIT Group/Equipment
                                      Financing, Inc.
                                    1211 Avenue of the Americas
                                    New York, New York  10036
                                    Attn:  Senior Vice President,
                                            Credit


  If to the Borrower:               DSN Corporation
                                    16 South Pennsylvania Avenue
                                    Oklahoma City, Oklahoma 73107
                                    Attn:  President


  Any such notice, demand, or request shall be deemed given upon receipt, refusal of delivery or return for failure to be called for.

            Section 9.10 No Waiver, Lender Performance. No course of dealing between the Borrower and the Lender and no delay or omission by the Lender in exercising any right or remedy hereunder or under any other Loan Document or with respect to any Obligations shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies of the Lender hereunder or under any other Loan Document shall be cumulative.
  Upon the failure of the Borrower to perform any of its duties under this Agreement the Lender may, but shall not be obligated to, perform any or all such duties and the Borrower will upon demand reimburse the Lender for all reasonable costs, fees and expenses incurred in connection therewith.

            Section 9.11 Evidence of Obligations; Admissibility of Lender's Books and Records. The Borrower agrees that the Lender's books and records showing the Obligations shall be admissible in any action or proceeding arising herefrom.

            Section 9.12 No Liability for Brokers. The Borrower covenant and agree that the Lender shall have no liability for, and the Borrower hereby indemnifies and holds the Lender harmless against, any brokerage fee or finder's fee or other commission, or claim therefor, arising in connection with the transactions contemplated by this Agreement.

            Section 9.13 Further Assurances. The Borrower shall, at its expense, do, execute and delivery such further acts and documents as the Lender from time to time reasonably requires for the assuring and confirming to the Lender of the rights created or intended to be created hereunder, or for carrying out the intention or facilitating the performance of the terms of any Loan Document or for assuring the validity, perfection, priority or enforceability of any Lien under any Loan Document.

            Section 9.14 Counterparts. This Agreement and the other Loan Documents may be executed by the parties hereto and thereto in any number of separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

            Section 9.15 Notice of Breach by Lender. Borrower agrees to give the Lender notice of any action or inaction by Lender or any agent or attorney of the Lender in connection with this Agreement, any other Loan Document, or the Obligations of Borrower under this Agreement or any other Loan Document that may be actionable against Lender or any agent or attorney of Lender or a defense to payment of any Obligations of Borrower under this Agreement or any other Loan Document, for any reason, including commission of a tort or violation of any contractual duty or duty implied by law. Borrower agrees, to the fullest extent that it may lawfully do so, that unless such notice is given promptly (and in any event within fifteen
  (15) days after Borrower has knowledge, or with the exercise of reasonable diligence could have had knowledge, of any such action or inaction), Borrower shall not assert, and Borrower shall be deemed to have waived, any claim or defense arising therefrom to the extent that the Lender could have mitigated such claim or defense after receipt of such notice.

            Section 9.16  Time.  Time is of the essence.

            Section 9.17 Exhibits. Exhibits "A", "B", "C", "D" and "E" attached hereto are incorporated herein by this reference.

            Section 9.18  Authorization to Date, Complete Blanks and
  Correct Errors. The Borrower hereby irrevocably authorizes Lender and Lender's agents, representatives and employees to date, complete any blank spaces contained in, and to correct any errors appearing in, this Agreement, the other Loan Documents or in any other document relating hereto or thereto.

            Section 9.19 No Oral Agreements; Entire Agreement. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER AND LENDER FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWER AND LENDER COVERING SUCH MATTERS ARE CONTAINED IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, WHICH AGREEMENT AND OTHER LOAN DOCUMENTS ARE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN BORROWER AND LENDER, EXCEPT AS BORROWER AND LENDER MAY LATER AGREE IN WRITING TO MODIFY THEM. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS (ORAL OR WRITTEN) RELATING TO THE SUBJECT MATTER HEREOF. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT WAS DRAFTED WITH THE JOINT PARTICIPATION OF THE RESPECTIVE PARTIES THERETO AND SHALL BE CONSTRUED NEITHER AGAINST NOR IN FAVOR OF ANY PARTY, BUT RATHER IN ACCORDANCE WITH THE FAIR MEANING THEREOF.

            Section 9.20 Venue and Jurisdiction. THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. BORROWER HEREBY IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN ANY WAY IN CONNECTION WITH THIS AGREEMENT MAY BE INSTITUTED OR BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, IN THE COUNTY OF NEW YORK, OR THE UNITED STATES DISTRICT COURTS FOR THE SOUTHERN DISTRICT OF NEW YORK, AS LENDER MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER HEREBY IRREVOCABLY ACCEPTS AND SUBMITS TO, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF ANY SUCH COURT, AND TO ALL PROCEEDINGS IN SUCH COURTS. BORROWER IRREVOCABLY CONSENTS TO SERVICE OF ANY SUMMONS AND/OR LEGAL PROCESS BY REGISTERED OR CERTIFIED UNITED STATES AIR MAIL, POSTAGE PREPAID, TO BORROWER AT THE ADDRESS SET FORTH IN SECTION 9.9 HEREOF, SUCH METHOD OF SERVICE TO CONSTITUTE, IN EVERY RESPECT, SUFFICIENT AND EFFECTIVE SERVICE OF PROCESS IN ANY SUCH LEGAL ACTION OR PROCEEDING. NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT TO SERVICE OF PROCESS OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR LIMIT THE RIGHT OF LENDER TO BRING ACTIONS, SUITS OR PROCEEDINGS IN THE COURTS OF ANY OTHER JURISDICTION. BORROWER FURTHER AGREES THAT FINAL JUDGMENT AGAINST IT IN ANY SUCH LEGAL ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION, WITHIN OR OUTSIDE THE UNITED STATES OF AMERICA, BY SUIT ON THE JUDGMENT, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF LIABILITY.

            Section 9.21 Waiver of Trial by Jury. THE PARTIES TO THIS AGREEMENT ACKNOWLEDGE THAT JURY TRIALS OFTEN ENTAIL ADDITIONAL EXPENSES AND DELAYS NOT OCCASIONED BY NONJURY TRIALS. THE PARTIES TO THIS AGREEMENT AGREE AND STIPULATE THAT A FAIR TRIAL MAY BE HAD BEFORE A STATE OR FEDERAL JUDGE BY MEANS OF A BENCH TRIAL WITHOUT A JURY. IN VIEW OF THE FOREGOING, AND AS A SPECIFICALLY NEGOTIATED PROVISION OF THIS AGREEMENT, EACH PARTY TO THIS AGREEMENT EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.


  "Borrower"

  DSN CORPORATION, an Oklahoma
  corporation



  By __________________________

     __________________________
       [Printed Name & Title]



    "Lender"

  THE CIT GROUP/EQUIPMENT FINANCING,
  INC., a New York corporation



  By __________________________

     __________________________
         [Printed Name & Title]
  Agreed as to Article 6:

  LSB INDUSTRIES, INC.,
  a Delaware corporation



  By __________________________

     __________________________
       [Printed Name & Title]


                                 EXHIBIT "A"

                             Disclosure Schedule

                                 EXHIBIT "B"

                               Promissory Note

                                 EXHIBIT "C"

                   Legal Description of DSN Plant Location

                                 EXHIBIT "D"

                            Disbursement Schedule

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